AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JULY 8, 2025

COMMUNE OMNI FUND, LLC

31248 OAK CREST DRIVE, SUITE 100

WESTLAKE VILLAGE, CALIFORNIA 91361

805-367-3246

7,500,000 UNITS OF MEMBERSHIP INTEREST IN THE COMPANY

Commune Omni Fund, LLC (the “Company”, “we”, “us” or “our”), is a newly organized Delaware limited liability company. The Company intends, through an operating company, Commune Omni Fund OC, LLC, to purchase, develop, hold (directly or indirectly), and manage real estate properties.

The Company is offering up to $75,000,000 in Membership Interests in the Company (“Interests” or “Units”) to the public at a price per unit of $10.00, which has been arbitrarily determined by the Company. The minimum investment in this offering is 500 Units or $5,000.

This Offering will commence upon its qualification by the Commission and shall terminate upon the earlier of: (1) sale of the maximum offering amount of $75,000,000 in Units; or (2) any date upon which the Offering is terminated by the Manager in its sole discretion. The Manager may extend this Offering in its sole discretion, at which time the Manager will file the appropriate updates to the Offering Circular with the Commission. The Company has prepared this Offering Circular in accordance with Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Interests (Units)	Price to Investors	Seller’ Commissions (1)	Proceeds to the Company
Per Unit	$10	$0.10 (2)	$9.90
Maximum Dollar Amount	$75,000,000	$750,000 (2)	$74,250,000

(1)	The Company has engaged Andes Capital Group LLC (“Andes Capital”), member FINRA/SPIC, to act as the broker-dealer of record in connection with the Offering, but not for underwriting services. This includes the 1% commission on all sales and a 1.5% commission on sales sourced and initiated by Andes Capital. It also includes a one-time onboarding and consulting fee. As of the date of this Offering Circular, it is unknown how many of the Units will be sold through the direct selling efforts of Andes Capital. See “PLAN OF DISTRIBUTION” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(2)	This Offering is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The Units are being offered and sold by the Company and through Andes Capital. The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by investors are disbursed to the Company and the corresponding Units are issued to the investors whose subscriptions were accepted.

Investing in the Company’s units is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 16 to read about significant risks you should consider before buying our common shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

FORWARD LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NOTICES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this disclosure document and any accompanying offering circular supplements, which the Company refers to collectively as this “Offering Circular”. This Offering Circular is part of an offering statement that the Company filed with the SEC, which includes exhibits that provide a more detailed description of the matters discussed in this Offering Circular (“Offering Statement”). Periodically, if the Company updates the price per Unit or has other material developments, the Company will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent offering circular supplement.

Prospective investors should read this Offering Statement, together with additional information contained in annual reports, semi-annual reports, current event reports and other reports and information statements that the Company will file periodically with the SEC. In considering whether to invest, prospective investors should rely only on the information contained in the Offering Statement and any reports filed with the SEC. Prospective investors should not construe the contents of the Offering Statement as legal, tax, investment or accounting advice, and each prospective investor is urged to consult with the prospective investor’s own advisors with respect to the legal, tax, regulatory, financial and accounting consequences of its investment in the Company.

Prospective investors should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The Offering Statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov, and will be available on the Company’s website, www.communecapital.com/omni.

SUMMARY OF THE OFFERING

This offering summary highlights certain material information regarding the Company’s business and this Offering. Because it is a summary, it does not contain all of the information that is important to prospective investors. While this summary includes key information for a prospective investor’s investment decision, to understand this Offering fully, prospective investors should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest in Units.

The Company

Commune Omni Fund, LLC, is a Delaware limited liability company. The Company was formed on February 22, 2024, and has not yet commenced operations.

The Company will own all of the membership interests in Commune Omni Fund OC, LLC (the “Operating Company”), which will hold the Investments (as defined below).

The Manager intends to operate the Company in a manner that would allow the Company to qualify as a real estate investment trust (“REIT”) for U.S. tax purposes beginning with the taxable year ending December 31, 2025. Among other requirements, REITs are required to distribute to their members at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Management

The Company’s manager is Commune Omni Fund Management, LLC, a Delaware limited liability company. The Manager is also the manager of the Operating Company. The Manager is a wholly-owned subsidiary of Commune Capital, LLC (“Sponsor”).

The Offering

The Company is offering up to 7,500,000 Units for $10 per Unit. The minimum investment per investor is $5,000. The Company is seeking a maximum target of $75,000,000.

The Offering will commence upon its qualification by the Commission and shall terminate upon the earlier of: (1) sale of the maximum offering amount of $75,000,000 in Units; or (2) any earlier date upon which the Offering is terminated by the Manager in its sole discretion. At least every 12 months after this Offering has been qualified by the Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Investment Objectives

The Company’s investment objectives are to seek capital appreciation and current income.

The Company and Manager cannot assure investors that the Company will attain these objectives or that the value of the Company’s assets will not decrease. Furthermore, within the Company’s investment objectives and policies, the Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of assets.

Investment Strategy

In seeking to achieve its objectives, the Company intends, through the Operating Company, to purchase, develop, hold, manage and dispose of (directly or indirectly) real estate properties (each, a “Property” and collectively, the “Properties”). The Operating Company will generally own Properties through special purpose entities and joint ventures (each, a “Property Entity” and collectively, the “Property Entities”). Properties will be individually referred to as an “Investment” and collectively, as “Investments.”

While the Company may acquire and/or construct Properties of any kind, the Company intends to focus primarily on multi-family housing ground-up development, redevelopment, and enhancement projects, which projects may include Properties designated as affordable housing. Generally, “affordable housing” refers to multi-family housing where: (1) a percentage of units are rented to persons earning less than a certain percentage of the area median income (“AMI”); and/or (2) a percentage of units are rented at rental rates below a percentage of AMI. Different government affordable housing programs apply different AMI percentages, maximum rental rates, and other requirements. In selecting multi-family housing Properties for the Company (whether affordable housing or not), the Manager considers, without limitation, one or more of the following criteria: (i) attractive prices due to market conditions or otherwise; (ii) offer potential for appreciation or income; or (iii) are held by owners with a motivation to sell (e.g., distressed sellers). After acquiring a Property, the Manager seeks to leverage the Sponsor Principals’ (as defined below) collective knowledge and experience of the real estate market to implement one or more development, redevelopment, or enhancement strategies for the Property, and an operations strategy.

Notwithstanding the Company’s primary focus on multi-family housing, the Company may acquire any type of real estate (e.g., office, retail, mixed use, self-storage, etc.) where the Manager identifies what it believes is an attractive opportunity.

Investor Eligibility

Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). “Qualified purchasers” include: (i) accredited investors (as defined under Rule 501(a) of the Securities Act); or (ii) purchasers investing no more than the greater of 10% of: (A) if a natural person, their net worth or their net income; or (B) if an entity, revenue or net assets for the entity’s most recently completed fiscal year.

How to Purchase

The Offering will be conducted through general solicitation, direct solicitation, and other marketing efforts. Investors seeking to purchase Units who satisfy the qualified purchaser standards should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Either:

o	Electronically complete and execute a copy of the subscription agreement via the http://communecapital.com/omni (“Portal”) and pay the full purchase price of the subscribed Units via the Portal; or

o	Electronically complete and execute a copy of the subscription agreement via DocuSign with an email to the Manager and pay the full purchase price of the subscribed Units via wire transfer.

The Manager has engaged KoreTransfer as its transfer agent, and Andes Capital as an independent FINRA broker-dealer to assist the Company in selling the Interests. Andes Capital will receive a commission at a rate of 1.0% of the gross proceeds (up to a maximum of $750,000) of all sales and 1.5% of the gross proceeds of proceeds received by the Company through Andes Capital’s direct introductions and introductory efforts.

The Manager has not engaged an underwriter for the sale of the Interests.

The Offering is being conducted on a best-efforts basis, which means the Manager and Andes Capital will use commercially reasonable best efforts in an attempt to sell the Interests.

The Manager of the Company and employees of the Sponsor will not receive any commission or any other remuneration for these sales, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Expenses

The Company will be responsible for paying, or reimbursing the Manager, for all costs and expenses associated with the formation and operation of the Company and the Operating Company, including, but not limited to, preparation of tax returns, any state and federal income tax, legal fees, accounting fees, filing fees, any required independent audit reports required by agencies governing the business activities of the Company and Operating Company, operational expenses, acquisition expenses and fees, contractors, construction expenses, capital expenses, and due diligence costs and expenses.

Compensation to Management

Certain operational expenses may be paid to the Manager or its affiliates. The Manager and its affiliates will receive fees for managing the Company, including, without limitation:

Organization and Offering Expenses. The Company will reimburse the Manager for organization and offering costs it incurs on behalf of the Company.

Asset Management Fee. The Company will pay the Manager a monthly asset management fee, attributed to each Member pro rata based upon their respective Units, equal to 2% annualized of the aggregate net value of the assets and liabilities of the Company.

Acquisition, Development, and Disposition Fees. The Company will pay the Manager or its affiliates certain real estate transaction fees, including, without limitation, an acquisition and development fee equal to 1% of the sum of the purchase price and the budgeted cost of any planned improvements of the applicable Property, a disposition fee equal to 1% of the sales price of the applicable Property.

Financing Fees. When the Company or a Property Entity secures financing or refinances a Property, the Company or a Property Entity will pay the Manager or an affiliate a financing fee equal to 1% of the amount financed.

Guarantor Fee. If the lender requires the Manager or a Manager affiliate to provide a guarantee, then the Company or its subsidiaries (as applicable) will pay compensation to the Manager or a Manager affiliate, as applicable; provided, that any compensation to the Manager or a Manager affiliate in exchange for a guarantee will not exceed 2% of the amount guaranteed per annum.

Other Service and Operating Fees. In addition to the fees described above, the Property Entities, the Company, or its affiliates may engage service providers to provide other services, including without limitation, brokerage, construction, management, operational, maintenance, and repair services, which services may be provided by the Manager, Manager affiliate, or third party. If a Property Entity or the Company engages a third party service provider instead of the Manager or a Manager affiliate, fees will be negotiated at arm’s length. However, if a Property Entity engages the Manager or a Manager affiliate for services, the Property Entity or the Company (as applicable) will pay fees based on the assessment of prevailing market rates for the size, scope and other characteristics of the applicable project, as determined by such entity’s manager (which may be the Manager or a Manager affiliate).

Distributions

Distributions from the Operating Company and Company will be made on an Investment-by-Investment basis, and may be made at any time as determined by the Manager in its discretion. In general, distributions of current cash from interest, lease payments net of current expenses, and the proceeds of Qualifying Refinancings1 (“Cash Flow”) will be made quarterly within 45 days of the end of each calendar quarter.2 Net cash proceeds from the refinancing (other than proceeds of Qualifying Refinancings), sale or other disposition of an Investment or any portion of an Investment (“Distributable Sales Proceeds”) will generally be distributed as soon as practicable after receipt thereof.

1 “Qualifying Refinancing” : (i) any refinancing of a Property where the Post-Refinancing Property Equity is equal to or greater than the product of: (a) the total capital contributions that the Company has invested in such Property; multiplied by (b) 1.25; or (ii) any initial financing or refinancing of a Property where 70% or more of the acquisition, development, and/or improvement costs were funded through cash assets of the Company (as opposed to borrowed funds); and “Post-Refinancing Property Equity” means, with respect to a Property, an amount equal to: (a) the independent, third party valuation of such Property obtained in connection with a refinancing of the Property; less (b) the total amount of indebtedness on the Property following the refinancing. Notwithstanding the foregoing, if the Company contributed only a portion of the capital used for the acquisition or enhancement of the Property (e.g., as the result of a co-investment), then the Post-Refinancing Property Equity will be adjusted downward to be proportionate to the Company’s capital contributed to the Property as a fraction of all capital contributed to the Property.

2 Notwithstanding expected quarterly distributions, no distributions are expected to be made until at least one full quarter of Company operations is completed.

The Manager will withhold from any distribution amounts necessary for payment of expenses and liabilities of the Company or its subsidiaries, including payments to the Manager or its affiliates (See “Management Compensation”) and any additional amount considered appropriate by the Manager to create cash reserves for taxes, debt service, future expenses related to the Company’s operation, insurance, repairs, replacements or renewals and/or other obligations, costs, expenses and liabilities, contingent or otherwise anticipated by the Manager.

Distributions from the Operating Company

•	Distributions of Cash Flow will be made: (1) 70% to the Company; and (2) 30% to the Commune Equity Participation Program, LLC (“Class B Member”).

•	Distributions of Distributable Sales Proceeds will be made:

o	First, to the Company until the Company has received distributions equal to the Company’s aggregate unreturned Capital Contributions made to the Operating Company;

o	Thereafter, (1) 70% to the Company; and (2) 30% to the Class B Member.

Distributions to the Class B Member are referred to as the “Incentive Allocation.” The Class B Member may waive, in whole or in part, the Incentive Allocation with respect to any person.

Distributions from the Company

•	Distributions of Cash Flow and Distributable Sales Proceeds will be made 100% to the Members, pro rata, in proportion to their Units.

Voting

Members will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Units. Each outstanding Unit entitles the holder to one vote on all matters submitted to a vote of the Members. Members holding 75% of the Units in the Company may vote to remove the manager and elect a successor manager. Members have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding the Company’s business. For additional information, see “Description of Membership Interests and Certain Provisions of the Operating Agreement—Voting Rights.”

Leverage

The Operating Company may use leverage at attractive rates whenever the Manager considers it appropriate for purposes that include, without limitation: (i) acquiring Investments; (ii) paying expenses and managing cash flows of the Operating Company; (iii) financing improvements to a Property; (iv) refinancing existing indebtedness; or (v) to otherwise protect any Investment or other asset as determined by the Manager in its sole discretion. The Operating Company as a whole will have leverage not to exceed 65% of the asset value of the Operating Company as determined at the time of borrowing; provided, however the loan-to-value (“LTV”) for loans with respect to any Property may significantly exceed 65% when considered on an individual basis.

The use of leverage may, in certain circumstances, increase the adverse impact of any decline or loss from Investments. The Manager may modify the Company’s leverage policy in its discretion from time to time.

Transfers

There is no market for Units, nor is one expected to develop. If a Member finds a willing buyer, that buyer must meet all eligibility standards under Regulation A and other requirements applicable to subscribers, consent in writing to be bound by all the terms of the Operating Agreement, indemnify the Company from any liability arising from the transfer, and pay all reasonable expenses incurred by the Company in connection with the transfer. Further, the Manager must consent to the transfer, which consent may be arbitrarily withheld.

Redemptions

While the Operating Agreement permits the Company to adopt a redemption program at the discretion of the Manager, the Company does not currently have a redemption program and has no intention of adopting one.

Unit Price

The offering price of Units to Investors was arbitrarily determined by the Manager, considering such matters as the state of the Company’s business development and the general condition of the industry in which the Company operates. The offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

The Manager does not expect to adjust the offering price; however, the Manager may increase or decrease the price per Unit to reflect changes in the value of the assets of the Company and liabilities, which will be determined by the Manager in its sole discretion.

Valuation and Net Asset Value (NAV) Policies

The net asset value of the Company is determined by aggregating the total value of the Company’s assets minus total value of liabilities, divided by the number of Units outstanding.

The NAV reflects the Manager’s estimate of the amount that would be distributed on a per Unit basis, assuming: (i) a hypothetical liquidation of each Property Entity; and (ii) a hypothetical liquidation of the Company.

For purposes of calculating NAV, Properties will be valued at cost until stabilization of the Property and, after stabilization, valued at least annually using an appraisal by an independent appraiser and other inputs deemed appropriate by the Manager. The NAV will be adjusted annually, upon any distribution, and upon any material change in the value of an Investment, including, without limitation, the addition or disposition of an Investment. The Company will use commercially reasonable efforts to monitor whether a material event occurs that the Manager reasonably believes would cause the NAV to change by 5% or more from the last disclosed NAV.

While appraisals will be used, the appraiser will not be responsible for, or prepare the NAV of the Company. As with any methodology used to estimate value, the methodology that will be employed is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV. The NAV will fluctuate over time and does not represent: (i) the price at which the Units would trade on a national securities exchange; or (ii) the amount per Unit a Member would obtain if the Member tried to sell their Units.

Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company is not registering the Units under the Exchange Act. Rather, the Company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the Company’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semi-annual reports (including disclosure primarily relating to the Company’s interim financial statements and MD&A); and

•	current reports for certain material events.

In addition, at any time after the Company completes reporting for the fiscal year in which this Statement was qualified, if the Units are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend the Company’s ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.235 billion in total annual gross revenues during the last fiscal year, the Company will seek to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, emerging growth companies:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with the Company’s principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from members on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If applicable, the Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The phase-in periods may make it difficult to compare financial statements of emerging growth companies to those of non-emerging growth companies. Emerging growth companies may opt out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, emerging growth companies may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the initial sale of common equity pursuant to an effective registration statement, or when the issuer no longer meets the definition of an emerging growth company. The JOBS Act provides that an issuer would cease to be an “emerging growth company” if the issuer has more than $1.07 billion in annual revenues, more than $700 million in market value of common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements.

Certain of these reduced reporting requirements and exemptions are may also be available to the Company if the Company qualifies as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting, provide a compensation discussion and analysis, or provide a pay-for-performance graph or CEO pay ratio disclosure and may present two years of audited financial statements and related MD&A disclosure.

Risk Factors Summary

Investing in Units is speculative and involves substantial risks. Prospective Investors should purchase Units only if such investor can afford a complete loss of the investor’s investment. See “Risk Factors” beginning on page 16 to read about the more significant risks prospective investors should consider before buying Units.

•	The Company is dependent upon the Manager to select Investments and conduct operations. The Company will pay fees and expenses to the Manager and its affiliates that are not determined through the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase an investor’s risk of loss.

•	You should not assume that performance of the Company will be similar to the past performance of other real estate investment opportunities sponsored by our Sponsor.

•	This is a “blind pool” offering because the Manager has not yet identified any Investments to acquire with the net proceeds of this Offering. Furthermore, you will not be able to evaluate the Company’s future Investments prior to purchasing Units. Members will have to rely entirely on the ability of the Manager to select suitable and successful investment opportunities.

•	Investments in real estate and real estate related assets are speculative and will be highly dependent on the performance of the real estate market nationally and in specific geographic areas.

•	If the Company’s Investments are concentrated in a small number of Investments or in a geographic region, difficulties or problems at any one investment or in a geographic region will likely have a substantial adverse effect of the Company’s performance.

•	Valuation of Investments and determination of Unit Price will involve judgments by the Manager. While the Company believes the valuation methodology is consistent with industry principles, there is no established practice among non-traded REITs for calculating valuation and establishing Unit Price. There is no guarantee that the Unit Price represents the intrinsic or market value of a Unit and actual value may differ substantially from the Unit Price.

•	The Sponsor, its principals, and/or affiliates may sponsor or advise other companies that compete with the Company or offer other real estate investment opportunities. However, the Sponsor has adopted a policy for allocating investment opportunities between different companies with similar investment strategies. Further, the Sponsor, its principals, and/or affiliates may make investments in real estate assets in their respective accounts, whether or not competitive with the Company.

•	The Company is subject to various conflicts of interest arising out of the Company’s relationship with the Manager, the Sponsor, and their respective affiliates, including, without limitation, the payment of fees, purchasing Investments from or selling Investments to the Manager, Sponsor, or affiliates, and co-investment with the Manager, Sponsor, or affiliates.

•	If the Company fails to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, the Company would be subject to entity-level federal income tax and, as a result, cash available for distribution to Members and the value of Units could materially decrease.

•	The terms of the Operating Agreement (including the Manager’s rights and obligations and the compensation payable to the Manager and its affiliates) were not negotiated at arm’s length.

RISK FACTORS

An investment in the Company is speculative and involves a high degree of risk, including the risk that you could lose some or all of your money, and should be undertaken only by investors with financial resources sufficient to enable them to assume such risk and to retain an illiquid investment for an indefinite period.

This section describes what the Company believes are the most significant risk factors affecting the Company and its investors. The order in which these factors are discussed is not intended to suggest that some factors are more important than others.

Risks Relating to the Form and Internal Operations of the Company.

Investors could lose their entire investment in the Company.

All investments involve a risk of financial loss. An investment in the Company is highly risky and speculative and there is no assurance that the Company’s investments will be successful, profitable or that any distributions will be made to the Members. Each prospective investor should consult with their attorney or business advisors prior to making an investment

The Company, the Operating Company, and the Manager are newly formed entities with no operating history upon which prospective investors can evaluate the Company’s performance.

Prospective investors have no track record or history of the Company or the Manager on which to base their investment decisions. The Company and the Manager are subject to all of the business risks and uncertainties associated with any new business, including the risk that the Company will not achieve its investment objectives and that the value of Company’s investments could decline substantially.

The Company has no prior operating history, and the prior performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor may not predict our future results.

The Company is a recently formed company and has no operating history. As of the date of this offering circular, the Company has not made any investments, and has no cash on hand. You should not assume that the Company’s performance will be similar to the past performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor. The Company’s limited operating history significantly increases the risk and uncertainty you face in making an investment in its shares.

The Company may not raise sufficient capital to fund investments and operations.

The Company’s ability to acquire a Investments will be dependent upon the Company raising sufficient capital through this Offering. If the Company is unable to raise sufficient capital through this Offering, the Fund may have to alter its plans to acquire Investments. There can be no assurance that the Company will raise sufficient capital to acquire investments or for operations.

Although the Company currently intends to invest the proceeds from any sale of the Units offered hereby as soon as practicable, such investments may be delayed if suitable investments are unavailable at the time.

Pending investment, the net proceeds of the Offering may be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions, may be less than the return obtainable from the type of investments in the real estate industry the Company seeks to originate or acquire. Therefore, delays the Company encounters in the selection, due diligence and origination or acquisition of investments would likely limit its ability to pay distributions and lower overall returns.

There is no assurance that the Company will achieve investment results that will allow the Company to make a distribution, nor is there any ability to project the amount of distributions a Member will receive.

The Company’s ability to make distributions depends on the Company generating cash flow or distributable sales proceeds that exceed the Company’s liabilities (including, without limitation, the Manager’s projections of upcoming and future liabilities). The amount of cash flow and distributable sales proceeds generated by the Company depends on, among other things, the Company’s operations, earnings, net investment income, financial condition, compliance with applicable regulations, and other factors. Therefore, there can be no assurance as to when or whether there will be any distributions from the Company to the Members.

There can be no assurance that the Company will recognize gains on liquidation.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of the assets of the Company will be distributed among the Members, but only after the satisfaction of the claims of third-party creditors of the Company, including lenders (if any) and certain fees owed to the Manager or their affiliates. The ability of a Member to recover all or any portion of such Member’s investment under such circumstances will accordingly depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom.

The Manager will have control over the Company and make all decisions.

Members by virtue of their status as Members will have no control over the management of the business activities or affairs of the Company. All decisions regarding management of the Company will be made by the Manager, including, without limitation, decisions regarding acquisition, development, operation, and disposition, the terms of any current and future loans, and the management and leasing of the Properties. Consequently, a prospective investor should not become a Member unless the prospective investor is willing to entrust management of the Company to the Manager. The Manager must: (i) identify and respond to changes in the markets in which the Company operates; (ii) coordinate acquisition and development or construction of Properties; (iii) assure that the maintenance of Properties is attended to; (iv) manage operating expenses; and (v) make strategic decisions regarding management and the acquisition and disposition of Properties. The Company makes no representation or warranty as to the future skills of the Manager in successfully performing such tasks. The Manager may be removed and/or replaced as provided in the Operating Agreement.

The Company will be subject to various conflicts of interest arising out of the Company’s relationship with Manager and Manager affiliates.

Because the Company was organized by an affiliate of the Manager and will be operated by the Manager, conflicts arising out of the Company’s relationship to the Manager and Manager affiliates will not be resolved through arm’s length negotiations between disinterested parties, but through the exercise of the Manager’s judgment consistent with its fiduciary responsibilities to the Company. Likewise, the fees to be paid to the Manager and its affiliates (including, without limitation, employees and agents of such persons), and the terms regarding the payment by the Company for all costs and expenses associated with the Company, have not been and will not be the subject of arm’s length negotiations. If the Manager or its affiliates make loans to the Company or the Company purchases assets from the Manager or its affiliates, the terms of such loans and the consideration paid by the Company for such assets (which will be based upon the price paid by the Manager or its affiliate, unadjusted by depreciation expense for book and tax purposes) may exceed their fair market value. The Manager and its affiliates are and will be engaged in various aspects of the real estate investment, development and management business for the Company and other persons or entities. Each of the foregoing represents conflicts of interest for the Manager and subjects the Company to the risk that the Manager will not, or will not be able to, navigate such conflicts of interest without any disadvantages or adverse effects to the Company. For further information with respect to conflicts of interest of which prospective investors should be aware in making a decision to participate in the Offering, see “Conflicts of Interest.” Because of the foregoing conflicts of interest for the Manager, potential investors should consider, with appropriate third party advisers, any decision to participate in the Offering.

The Company’s success depends on the ability of the Manager to formulate and implement a strategy to identify, develop, operate, and monitor investment opportunities.

Identification of investment opportunities to be pursued by the Manager involves a high degree of uncertainty. There can be no assurance that the Manager will be able to identify or negotiate acceptable terms for the acquisition of the Properties or that the Company will be able to acquire the Properties. Further, no assurance can be given that the Manager will be able to locate investment opportunities in which to deploy all of the Company’s capital. The Company can make no assurances that acquisitions made using the net proceeds of this Offering will produce a return on investment. Any significant delay in investing the net proceeds of this Offering would have a material adverse effect on the Company’s ability to generate cash flow and make distributions to the Members.

This Offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate investments before the Company makes the investment, which makes investments more speculative.

The Company will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering Circular, the Company has not identified the assets the Company expects to invest in and because Members will be unable to evaluate the economic merit of assets before the Company invests in the investments, Members will have to rely on the ability of the Manager to select suitable and successful investment opportunities. Furthermore, the Manager will have broad discretion in implementing policies regarding the criteria used to evaluate particular investment projects, and Members will not have the opportunity to review or evaluate the criteria. These factors increase the risk that your investment may not generate returns comparable to our competitors or meet our investment objective.

The Company will indemnify the Manager.

The Operating Agreement provides that the Company will indemnify and hold harmless the Manager and its members, officers, directors, agents, employees, and independent advisors hired by or providing consultation to the Manager, from and against any and all losses, claims, damages and liabilities to which they may be subject, insofar as they arise by virtue of their performance of services for the Company under its Operating Agreement, generally, to the fullest extent permitted by law.

The Company’s Properties may be concentrated in a geographic region or in a few Properties and will be subject to risk of default.

While the Company intends to diversify its portfolio of investments in the manner described in this Offering Circular, the Company is not required to observe specific diversification criteria. The Company has not established and does not plan to establish any investment criteria to limit the Company’s exposure to these risks for future investments. To the extent that the Company’s portfolio is concentrated in any one geographic region, downturns relating generally to such region may result in default on the Company’s investments within a short time period, which may reduce net income and the value of the Company. The Company’s performance will be wholly dependent on the performance of the Properties. If the Company is invested in a small number of Properties, difficulties, problems or losses at any one Property will likely have a substantial adverse effect on the Company’s performance, and may more than offset returns for the Company in other Properties. As a result, prospective investors should consider an investment in the Company to be subject to greater risk because the Company is likely to be concentrated and not significantly diversified.

There is generally limited publicly available information about real properties, and the Company must therefore rely on due diligence conducted by the Manager or its affiliates in selecting Properties for investment by the Company.

The Manager will perform due diligence on each investment prior to its acquisition. In making the assessment and otherwise conducting customary due diligence, the Manager relies on resources available to it and, in some cases, an investigation by third parties. The Manager and its affiliates will not be required to seek to verify such information. Regardless of the thoroughness of the due diligence process, not all circumstances affecting the value of an investment can be ascertained through the due diligence process. If the materials provided to the Manager are inaccurate, the Manager does not sufficiently investigate or follow up on matters brought to its attention as part of the due diligence process, or the due diligence process fails to detect material facts that impact the value determination, then the Company may acquire an investment that results in significant losses to the Company, may overpay for an investment, contribute capital to such investment compared to other investment opportunities, any one of which would cause the Company’s performance to suffer.

Any financial projections are subject to variations that may be material and are only an informed estimate based upon currently available information about the factors considered.

The Company may have prepared certain financial projections using estimates of revenues and expenses, and other factors considered reasonable by the Manager, based on the Manager’s experience and may make such projections available to prospective investors. Although the Manager considers any such estimates and assumptions regarding certain facts and future events to be reasonable, the Company and the Manager will have little or no control over whether many of the estimates or assumptions prove to be accurate. No assurance can be given that any projected financial results can be achieved, or that the Company will be profitable.

No public trading market for the Units currently exists; therefore, it will be difficult for Members to sell their Units and, if a Member is able to sell their Units, such sale will likely be at a substantial discount.

The Operating Agreement does not require the Manager to seek approval of the Members to liquidate the Company’s assets by a specified date, nor does the Operating Agreement require the Manager to list the Units for trading on a national securities exchange by a specified date. There is no public market for the Units and the Company currently has no plans to list the Units on a stock exchange or other trading market. Until the Units are listed, if ever, Members may not sell the Units unless the buyer meets the applicable suitability and minimum purchase standards. Further, Members will be required to obtain the prior written consent of the Manager to transfer Units. In addition, the Operating Agreement prohibits the ownership of more than 9.8% in value or number of the Units, whichever is more restrictive, unless exempted by the Manager, which may inhibit large investors from purchasing the Units. Therefore, it will be difficult for a Member to sell the Company’s Units at the time the Member wishes to do so, if a Member is able to sell them at all. If Members are able to sell the Units, Members would likely have to sell them at a substantial discount to their offering price. It is also likely that the Units would not be accepted as the primary collateral for a loan. Because of the illiquid nature of the Units, prospective investors should purchase the Units only as a long-term investment and be prepared to hold them for an indefinite period of time.

The Company will not be registered as a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) either because it does not meet the definition of an investment company or pursuant to an exception or exemption under the Investment Company Act.

As a result, the Company will not be subject to the provisions of the Investment Company Act that apply to registered investment companies and investors in the Company will not be entitled to the benefits of certain protections under the Investment Company Act.

Investment Company Act provisions, among other things: (i) place restrictions on certain investment practices, such as short sales and leverage; (ii) require investment companies to have a certain percentage of disinterested directors; (iii) require securities held in custody for the account of the investment company to be segregated from the securities of any other person and marked to clearly identify the securities as the property of the investment company; and (iv) regulate the relationship between the investment company and its investment adviser and its affiliates. If the Company were to become subject to the Investment Company Act because of a change of law or otherwise, the various restrictions imposed by the Investment Company Act and the substantial costs and burdens of compliance therewith could adversely affect the operating results and financial performance of the Company.

The terms of joint ownership arrangements into which the Operating Company may enter could impair operating flexibility and results of operation of the Company.

The Operating Company may acquire Properties or interests in Properties with third parties through partnerships, joint ventures or other entities and participate. Although the Company may not have exclusive control over these Properties, and therefore, may have a limited ability to protect its position therein, the Manager expects the appropriate rights will be negotiated to protect the Company’s interests. There can be no assurance that such rights will be available or that such rights will provide sufficient protection of the Company’s rights and that these third parties may receive rights superior to those granted to the Company. Furthermore, owning an interest in such Properties may involve risks not present where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such Property, may have economic or business interests or goals which are inconsistent with those of the Company, or may be in a position to take (or block) action in a manner contrary to the Company’s business objectives. There also can be no assurance that the Company’s relationship with any such third-party partner or co-venturer will continue (whether on currently applicable terms or otherwise) with respect to the Company or that any relationship with other such persons will be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to the Company. In addition, the Company may in certain circumstances be liable for the actions of third-party partners or co-venturers. Further, acquisitions of Properties or interests in Properties with third parties in joint ventures or other entities may involve carried interests and/or other fees payable to such third-party partners or co-investors, which could reduce operating cash for the Company.

The Company is dependent upon information about counterparties and performance of certain service providers.

The Company depends on the accuracy and completeness of information about counterparties. In deciding whether to acquire a Property, the Company may rely on information furnished by or on behalf of counterparties, including property history, financial statements, credit reports and other financial information. The Company may also rely on representations of those counterparties, or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other information could cause the Company to enter into unfavorable transactions, which could have a material adverse effect on the Company’s business.

The Company may also depend on the services of service providers (which may include affiliates of the Manager), including, without limitation, property management companies and developers. There can be no assurances that such service providers will successfully provide the agreed upon services to the Investment. If such service providers are unsuccessful, the Company may generate less revenue than projected and could incur liabilities resulting from loss or injury to an Investment. The Company will rely on the efforts of services providers that are engaged with respect to the operation, development and marketing of the Properties, and the Company’s income from the Properties will be impacted by the performance of the service providers. Service providers may own or operate properties that compete with the Properties, which may result in conflicts of interest and such parties may make decisions regarding competing properties or the Property’s operations that are not or would not be in the Company’s best interests.

If a service provider should become unable or unwilling to provide services to the Company, the Company would have to find another service provider. The Company cannot make any assurances that such a replacement could be found or, if another service provider were found, that the Company would be able to enter into a new agreement favorable to the Company. In addition, any new service provider may operate other properties that may compete with the applicable Property or divert attention away from the applicable Property. There would be disruption during any change of management that could adversely affect the Company.

The Company’s service providers (including lenders, brokers, attorneys and investment banking firms) will from time to time be investors in one or more entities operated by the Manager and/or be sources of investment opportunities or counterparties to any of the foregoing, which presents a conflict of interest.

The Manager’s and the Company’s relationship with service providers could influence the Manager in deciding whether to select such a service provider or have other relationships with such service provider. Advisors, consultants and other service providers to the Company, the Manager, or affiliates of the Manager could charge different rates for their services or have different arrangements for specific types of services, which are more beneficial to certain of such persons than others and/or may benefit the Manager to a greater degree than the benefit accorded to the Company. Such benefits could include more favorable rates or arrangements than those payable by the Company. Any service providers can be removed by the Manager at any time without the consent of, or notice to, the Members.

Valuation of Properties and the determination of the net asset value will involve judgments by the Manager.

The net asset value of the Company will be determined by the Manager, taking into account several inputs deemed reasonable by the Manager. As noted above, the Manager will estimate the net asset value, in part, upon appraisals of the Properties and other inputs deemed appropriate by the Manager. While the appraisals will be performed by a third party, the appraisals are only an estimate and are based upon numerous assumptions. Accordingly, the Manager cannot and does not make any representation as to the accuracy of any appraisal. Moreover, adjustments to appraised values for purposes of periodically calculating net asset value will represent estimates based upon additional numerous assumptions, together with the Manager’s or third parties’ observations relating to values of Properties and underlying inputs to the same, each of which will represent judgments that may prove inaccurate. Valuation determinations are subjective and uncertain, and there can be no guarantee that the Company’s reported net asset value represents an accurate value for the Company or the Units, or that such reported NAV represents the intrinsic or market value of a Unit, and the actual value of a Unit may differ substantially from the net asset value. As a result, additional Units may be offered in future offerings and sold at valuations materially more or less than what the Company’s and the Properties’ values would be if the Company was liquidated and the Investments were sold. If such valuations should prove to be incorrect, Members could be adversely affected.

Certain market events can increase volatility and exacerbate market risk, such as changes in governments’ economic policies, political turmoil, environmental events, wars, and epidemics, pandemics or other public health issues.

Such events may result in closing borders, quarantines, cancellations, and disruptions to supply chains and other business and customer activity, changes in demand for goods and services, as well as general concern and uncertainty, thus causing significant disruptions to (and volatility in) global and domestic business activity and financial markets, the broad effects of which are currently difficult to assess. For example, the outbreak and prolonged effects of COVID-19, the ongoing conflict between Russia and Ukraine, and the conflict between Israel and militant groups in the Gaza Strip have resulted in disruptions and volatility in business activities and financial markets. Any such change can have a profound negative impact on market and business conditions (including market and business conditions that may affect the Company) and may result in a period of prolonged economic downturn. No assurance can be made regarding the ultimate financial impact that any such events will have on the Company; however, any negative economic impact resulting from such events could adversely affect the performance of the Company in the future. The Manager cannot reasonably estimate the ultimate impact such events may have on the Company’s business, revenues, results of operations, cash flow, and financial condition. The impact of any such event will depend on, among other things, the duration of such event, the impact of government actions in response to any such event, the effectiveness of actions taken, and changes to consumer and customer behaviors as a result of the applicable event.

Geopolitical events, conditions and policies and natural disasters may adversely affect the Company.

Current national and international political and economic events and policies, the volatility of the price of oil, natural disasters (including, without limitation, wildfires, floods, earthquakes, hurricanes, tornados) or other acts of God, the decrease in or lack of the availability of credit and financing for national and international businesses, the continued threat of terrorism both within the United States and abroad, the ongoing military and other government and economic actions (including, without limitation, wars and other international conflicts) and heightened security precautions in response to these threats, and international tensions between the United States and other nations may cause declines in the real estate markets and/or economic activity resulting in adverse effects on the value of the Properties. The Manager may not be able to accurately anticipate or predict the extent and timing of any decreases or increases in the values of real estate markets resulting from the above factors, or how any such decreases or increases might affect the value of the Properties. Any such failure could adversely affect the Company’s performance.

Distress at a financial institution of the Company or a co-investor may materially and adversely impact the Company.

Each of the Company and co-investors rely on financial institutions (“banks”) for custody, safe-keeping, and management of cash resources, including deposit and operating accounts, as well as credit or other financing arrangements. Accordingly, distress at one or more banks used by any of the foregoing may impair or prevent access to cash, credit, and other financing resources. Risks related to banks remain particularly heightened in the current elevated interest rate environment, and recent events have included the suspension of operations and federal takeover of certain banks. While the Federal Deposit Insurance Corporation (FDIC) insures cash balances of up to $250,000 per depositor, per bank, amounts in excess of $250,000 in an account at a failed bank are at risk for availability and loss. If any financial institution with which the Company or any co-investor maintains deposits or has credit arrangements were to experience financial distress or other circumstances that impair the ability of the Company or a co-investor to access deposited amounts (even if such amounts are FDIC insured or otherwise backed by government support) or make draw downs on existing credit facilities, the inability of the Company or a co-investor to access such amounts would have a material and adverse effect on the depositor and the Company. Furthermore, financial system risks that impact any counterparty of the Company or any Property could materially and adversely impact the Company.

The Company and its service providers may experience breaches resulting from operational and information security risks resulting from breaches in cybersecurity.

A breach in cybersecurity refers to both intentional and unintentional events that may cause the Company to lose proprietary information, suffer data corruption or lose operational capacity. Breaches in cybersecurity include, among other things, stealing or corrupting data maintained online or digitally, denial-of-service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cybersecurity breaches affecting the Company, affiliates of the Company, or other third-party service providers may adversely impact the Company. For instance, cybersecurity breaches may interfere with the processing of investor transactions, cause the release of private investor information or confidential business information, cause physical damage to a computer or network system, subject the Company or its service providers to regulatory fines or financial losses, and/or cause reputational damage, any of which would adversely affect the Company. The Company may incur additional costs for cybersecurity risk management purposes. The Company may incur significant costs to remedy any breach in cybersecurity. Although the Company will take steps to mitigate the risks of breaches in cybersecurity, there is no guarantee that such steps will be successful. The Company and its service providers rely on third-party service providers for many of their day-to-day operations and are therefore subject to the risk that the protections and protocols implemented by those third-party service providers will be ineffective in protecting the Company or its service providers from cybersecurity breaches. Similar types of cybersecurity risks are also present for the obligors of assets the Company may acquire or hold, which could result in material adverse consequences for such obligors and may cause the Company’s assets to lose value.

Misconduct or substandard performance by employees of the Manager or Manager’s affiliates, co-investors, or by third-party service providers could cause significant losses to the Company.

Misconduct may include misappropriation of assets, fraud, entering into transactions without authorization, failure to comply with operational and risk procedures or other agreed upon standards (including, without limitation, due diligence procedures, construction materials), entering into self-interested transactions, misrepresentations as to investments being considered by the Company, the improper use or disclosure of confidential information, providing false or inaccurate reports of due diligence or operation of Properties, and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities or any substandard performance of employees, co-investors, or third parties may result in a sub-standard or physical failure of a Property, reputational damage, litigation, business disruption and/or financial losses to the Company. The Company may also be adversely affected if there is misconduct or substandard performance by management or employees of co-investors or service providers, even though the Company may be unable to control or mitigate such misconduct. Further, although the Company has adopted measures reasonably designed to prevent and detect employee misconduct and to select reliable third-party service providers, such measures may not be effective in all cases and there is no assurance the Company will detect misconduct or substandard performance.

Risks Relating to Ownership and Operation of Real Estate Properties.

The Company is subject to all the risks inherent in owning and operating real property.

These risks include, without limitation: general and local economic and social conditions; general neighborhood property values and the adverse use of adjacent or neighboring real estate; the supply of, and demand for, properties; perceptions by prospective tenants or purchasers of the safety, convenience and attractiveness of properties and the neighborhoods in which they are located; adverse events (e.g., crime, fires, wildfires, earthquakes, hurricanes, floods, and tornados) in the geographic area surrounding properties that could have a negative effect on public perception of the safety of properties; changes in tax, zoning, building, environmental and other applicable laws; real property tax rates; changes in interest rates; governmental actions; fluctuation of real estate values; the unavailability or limited availability of credit that may render the sale of properties difficult or unattractive; calamities; and acts of bad faith. Such risks also may cause fluctuations in operating expenses, which could adversely affect the value of real estate and real estate-related investments. The limited liquidity of real estate investments will impair the Company’s ability to react quickly to such risks. There can be no assurance of profitability for any Property; accordingly, the business objective of the Company may not be realized. There also can be no assurance that the Company will find suitable Properties. Moreover, while the Manager generally intends for the Properties to be covered by insurance to cover casualty losses and general liability with respect to the Properties, such insurance may not be available, may be available only at prohibitive costs or may be insufficient to cover losses from ongoing operations and other risks such as earthquakes, floods, environmental contamination, or other events or circumstances that damage or otherwise limit or prevent use of the Property for its intended purposes.

The Company is subject to all the risks of investing in multi-family properties.

The Company’s investments are primarily expected to consist of multi-family properties, and, therefore, the Company is subject to risk factors inherent in investments in multi-family properties. Any events or conditions that affect the Company’s ability to rent or lease multi-family units can negatively affect the ability of the applicable investment to generate the revenues necessary to be profitable. The Company’s ability to lease multi-family units at favorable rates, or at all, is dependent upon the overall economic environment, which is affected by, among other things, employment levels, recession, personal debt levels, the recent slowdown in the housing market, consumer interest, stock market volatility and uncertainty about the future. Concern about the stability of the markets generally and the strength of counterparties specifically may lead lenders and institutional investors to reduce, and in some cases, cease, to provide financing to borrowers. Market and economic conditions in the locations of the Properties may significantly affect occupancy levels and rental rates and therefore profitability. In general, factors that may adversely affect market and economic conditions include the following: the economic climate, which may be adversely impacted by a reduction in jobs, industry slowdowns and other factors; local conditions, such as oversupply of, or reduced demand for, apartment homes; declines in household or business formation; favorable residential mortgage rates; rent control or stabilization laws, or other laws regulating rental housing, which could prevent the Company from raising rents to offset increases in operating costs; and competition from alternatives and changes in market rental rates. Any of these factors would adversely affect the Company’s ability to make distributions.

Illiquidity of real estate investments could significantly impede the Company’s ability to respond to adverse changes in the performance of Properties and harm the Company’s financial condition.

Because real estate investments are relatively illiquid, the Company’s ability to promptly sell one or more properties or investments in its portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Competition with third parties in acquiring and operating properties may reduce the Company’s profitability and the return on investment.

The activity of identifying, closing, and realizing upon real estate opportunities and real estate-related loans has from time to time been highly competitive and involves a high degree of uncertainty. The Company will be competing for real estate opportunities and real estate-related loans with other real estate investment vehicles, developers, real estate investors, individuals and family offices, financial institutions (such as mortgage banks and real estate investment trusts) and other institutional investors, many of which have greater resources than the Company does. Demand from third parties for properties or lending opportunities that meet the Company’s objectives could result in an increase of the price of such properties or lower interest rates on loans than if there was no competition. If the Company pays higher prices for properties, the Company’s profitability may be reduced, and Members may experience a lower return on investment. There can be no assurance that the Company will be able to identify, buy, lease, and/or sell properties that satisfy the Company’s objective, or realize upon value of a Property or that the Company will be able to deploy all of its available capital.

In addition, other properties, including properties not yet constructed or planned, may have a competitive advantage over the Properties (e.g., more attractive location, amenities, leasing terms, etc.). The Company may need to make capital improvements to the property or amenities or change leasing terms (e.g., lower rent) in order to attract tenants to the Property. Such improvements or changes will likely reduce the profitability of the Company. Further, the number of competitive properties could have a material effect on the Company’s ability to rent space at its Properties and the amount of rents charged.

Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Properties and the ability of the Company to sell the Properties at a profit or at any price.

The Manager expects to utilize debt financing or refinancing for some or all Properties to the extent that attractive financing terms are or become available. Because such debt financing may not include a fixed interest rate for the entire principal amount of loans over the entire loan terms, the projected interest rate could change. If there is an increase in interest rates, the debt service payments due on the loan could be higher than projected, which would reduce the amount that the Company is able to distribute to its Members and/or adversely affect the Company’s performance.

Market fluctuations in real estate financing will affect the availability and cost of funds needed for the Properties. In addition, credit availability is currently restricted and may become further restricted in the future. In a period of elevated interest rates, it is generally more difficult to borrow money and any borrowing will result in increased payments which will reduce the Company’s net income.

Properties may have significant leverage, which may adversely impact the return on investment achieved.

Some or all of the Company’s investments may utilize a leveraged capital structure, in which case a third party would be entitled to cash flows generated by such Properties prior to the Company receiving a return. While such leverage may increase returns or the capital available for investment by the Company, it also will increase the risk of loss on a Property. If interest rates or financial markets change, or there is an adverse development with respect to a leveraged Property or a tenant thereof, the Company may be unable to repay such loan, procure permanent financing for the Property, or dispose of the Property at a price sufficient to satisfy its indebtedness. If the revenue from the Properties is insufficient to pay debt service and operating expenses, the Company would be required to seek additional funds. There can be no assurance that additional funds would be available, if needed, or, if such funds were available, that they would be available on terms acceptable to the Company.

If the Company subjects a Property to multiple security interests, the risk of loss could be increased. If the Company makes an equity investment in a Property with the intent of refinancing a portion of the Property, there is a risk that the Company will be unable to successfully complete such a refinancing. This could lead to an unintended longer-term investment for the Company and an increased risk of reduced portfolio diversification. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose the entire investment that constitutes security for such loan. In addition, recourse debt obtained by the Company may subject other assets of the Company, and the Members, as investors in the Company, to risk of loss.

Borrowings and guarantees by the Company may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio wide basis) with co-developers or co-investors.

Such arrangements will not necessarily impose joint and several obligations on such other vehicles that mirror the obligations of the Company. The interest expense of, and other fees and expenses related to, any such borrowings will be allocated in a manner the Manager determines to be appropriate. Furthermore, in the case of indebtedness on a joint and several or cross-collateralized basis, the Company could be required to contribute amounts in excess of its pro rata share of the indebtedness, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness. The Company could lose its interests in performing investments if such performing investments are cross-collateralized with poorly performing or non-performing investments of the Company and such other vehicles. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations that are subject to change and may not take into account excuse rights or investment limits. Notwithstanding that an obligation (including a guarantee) of the Company may be joint and several and/or cross, only the Company’s pro rata share of such obligation (as determined by the Manager and not taking into account the joint and several aspect of such obligations) will be counted toward the Company’s leverage limitations. Although the Manager will seek to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.

The Company may require unanticipated capital requirements.

The Company will estimate the expenses and reserves necessary to purchase, lease, manage, hold and eventually dispose of the Properties. These estimates may prove inaccurate and the Company may need to obtain additional capital to meet its needs. Unanticipated capital requirements could result from, among other things, carrying costs being greater than estimated, decreases in anticipated rental income, greater than estimated repair expenses exceeding projections, and other items exceeding estimates.

Development properties, including, without limitation, Properties acquired to construct a new building or add to, replace, or renovate existing buildings, are subject to various risks.

Risks related to the development of properties include, without limitation, risks relating to the availability and timely receipt of zoning and other regulatory approvals, the cost and timely completion of construction (including risks beyond the control of the Company, such as weather or labor conditions or material shortages), availability of both construction and permanent financing on favorable terms, unidentified site conditions, such as obstacles like rocks or environmental problems that could be encountered during construction, cost overruns with increased construction pricing, construction delays that add to project costs and possibly delay tenant move-ins, contractors’ failure to perform and difficult to obtain and restrictive construction financing agreements with lenders. Additionally, development projects may be undertaken on a speculative basis, meaning that they may be commenced without any leases in place to secure the value of the investment. Speculative development projects typically have higher return potential, but there is also a significant risk that such projects will not meet leasing targets or achieve the value anticipated. No assurance can be given that the Members will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the Company. Properties under development or Properties acquired to be developed may receive little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of development that make such development less attractive than at the time it was commenced.

Tenants of the Property may experience, from time to time, financial hardships and this may result in a failure to make rental payments when due.

Various market and economic changes, including, without limitation, pandemics, recession, terrorist acts, loss of employment, or instability in financial markets, may adversely affect tenants of the property Any financial difficulties a tenant may experience could result in such tenant not paying the entire rent and/or not paying on time. The failure to pay rent will adversely affect the performance of Property and the Company.

The Company will be adversely affected if Properties cannot obtain tenants or if tenants do not renew leases.

The Company’s success will depend in large part on tenants of the Properties and competing with other properties to find and retain tenants. The Company will be subject to the risks that: (i) space in Properties may not be leased; (ii) that existing leases for space in Properties may not be renewed; (iii) leased space in Properties may not be able to be relet; or (iv) that the terms of renewal or reletting (including the cost of required renovations) space in Properties may be less favorable than current lease terms. No assurance can be given that the property manager will succeed in attracting or renewing tenants for Properties. Further, a reoccurrence of an economic downturn may result in fewer potential tenants willing to incur the expense of renting property. If the Company were unable to lease, promptly relet or renew the leases for all or a substantial portion of the space in Properties, if the rental rates upon such renewal or reletting were significantly lower than expected rates, or if its reserves for these purposes proved inadequate, then the Company’s cash flow and ability to make distributions may be adversely affected. The loss of one or more major tenants would have an adverse effect on the revenues and profits of the Company. There will be numerous alternatives which compete with the Properties in attracting tenants. The Properties will compete directly with other properties that are available for rent or purchase in the markets in which the Properties are located. This competitive environment could have a material adverse effect on the Company’s ability to lease space within the Properties, as well as on the rents realized.

Changes to current laws protecting tenants or the introduction of new laws protecting tenants may have a negative impact on the operations or value of Company investments.

The Company may invest in jurisdictions where tenants benefit from certain legal or other protections. For example, in 2019, California passed the “Tenant Protection Act of 2019” which, among other things, limits the amount that a landlord may increase the rent of an apartment unit in one year. Some jurisdictions limit the ability of a landlord to evict a tenant or terminate leases. In addition, it is possible that new tenant protection laws may be enacted in the future. New laws or changes to existing laws may impact the methods and costs of doing business, which may adversely affect the Company.

There is no assurance that the Company will be able to make profitable investments in affordable housing assets.

The Company expects to acquire and develop affordable housing communities and other properties intended to provide housing to individuals with low or moderate incomes. These properties may have limits on rental income streams that reduce profit opportunities relative to their acquisition and development. Further, affordable housing assets are subject to certain U.S. federal, state and local governmental regulatory restrictions on operation, rental and transfer, including the requirement that the owners of certain assets rent certain residential units to persons or families of low income and charge an amount of rent that may be less than market rates. In addition, one or more of the Company’s investments may remain subject to such regulatory restrictions beyond their initial regulatory periods and in some instances for so long as such investment is held directly or indirectly by the Company. Such restrictions may adversely affect the economic performance of the Company’s investments relative to properties that are not subject to such restrictions. For example, selling an investment that is subject to such regulatory restrictions may limit its sale price, and accordingly limit distributions to the Company and its Members. The foregoing could materially and adversely affect the Company’s ability to consummate or exit investment opportunities thereafter and the results of the Company’s operations, financial condition, liquidity and business of the Company, and consequently, returns to Members.

Affordable housing assets may benefit from governmental programs, which impose additional requirements or restrictions that may adversely affect the Company’s investments.

These programs, which are typically administered by a government agency or body, may provide expedited processing of developments or financial benefits. As a condition of participation in these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and/or impose restrictions on resident incomes. Failure to comply with a programs requirements and restrictions may result in financial penalties or loss of benefits which may negatively effect the Company’s performance.

For example, the Company may participate in the Los Angeles ED 1 Ministerial Approval Process (“ED 1”) pursuant to Executive Directive 1. ED 1 expedites processing, clearances, and approvals for eligible affordable housing projects. Properties seeking to participate in the ED 1 program must submit an application for approval by the Los Angeles City Planning Department. If a project under review or previously approved for the ED 1 program changes its development plans or otherwise becomes ineligible for the ED 1 program, the project may be required to submit a new application in order to receive (or continue to receive) the benefits of and participate in the ED 1 program. Additionally, projects may need to renew ED 1 approval on a regular basis. There can be no assurance that any affordable housing Property will be eligible for participation in the ED 1 program or receive ED 1 approval. Further, there can be no assurance that any affordable housing Property that receives ED 1 approval will continue to remain eligible for the ED 1 program and benefits or that the Property will receive approvals during any renewal or additional application process.

Additionally, the Company may benefit from programs administered by the U.S. Department of Housing and Urban Development (“HUD”) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. In addition, the Company will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property. The Company may not always receive such approval. The approval process at HUD may result in significant delays in acquiring properties, which delays may impair the expected returns from such investments. In addition, as a condition to certain acquisitions of properties, the Company anticipates that HUD could require the Company to dedicate resources to maintenance in order to correct deficiencies in the physical condition of such properties. Correction of such deficiencies may require expenditures of significant amounts of funds, thus effectively increasing the cost of the Company’s acquisition of such properties.

There can be no assurance that any governmental agency approvals will be received in a timely manner or that conditions will not be imposed for such approvals. The failure to obtain, or a delay in obtaining, any required approvals would have adverse consequences to Members. The same regulations could impair or delay the ability of the Company to sell its interests in the properties. Similar restrictions may be imposed by other governmental entities.

Demand for real estate is volatile.

Demand for real estate is sensitive to economic changes driven by economic conditions such as employment levels, job growth, consumer confidence and interest rates. If any of the real estate industry, geographic region in which a Property is located, or the United States generally suffers a downturn and the market value of the properties or demand for properties decreases, the Company’s performance may be adversely affected. Local real estate conditions, such as oversupply or reduction in demand for properties may drive down demand for certain properties, which would adversely affect the Company.

Inflation and other economic factors outside of the Company’s control can negatively impact returns to the Company.

Inflation can adversely affect the Company by increasing costs of materials, labor, tax rates, operating expenses, insurance costs, interest rates, and other expenses. In a highly inflationary environment (such as the current market, the severity and duration of which is uncertain), the Company may be unable to raise rents at or above the rate of inflation, which could reduce the Company’s profit margins. In addition, the cost of capital, labor and materials can increase, which could have an adverse impact on the Company’s business or financial results. Alternatively, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of the Company’s inventories to decline or reduce the value of Properties. These or other factors that increase the risk of significant deflation could have a negative impact on the Company’s business or financial results.

Market and economic conditions in the areas in which the Company may invest may also significantly affect occupancy levels and lease rates and therefore profitability. In general, factors that may adversely affect market and economic conditions include, among others, the following:

•	the economic climate, which may be adversely impacted by a reduction in jobs, industry slowdowns and other factors;

•	local conditions, such as oversupply of, or reduced demand for multi-family residential housing communities;

•	declines in business formation or growth;

•	laws regulating real estate, which could prevent the Company from raising lease rates to offset increases in operating costs; and

•	competition from alternatives and changes in market rental rates.

The realization of any of these factors would adversely affect the Company’s ability to achieve desired operating results and the ability of the Company to make distributions to its Members.

The real estate industry is and will continue to be subject to varying degrees of regulation and licensing by federal, state, and local regulatory authorities in various states and localities.

The real estate industry is extensively regulated and subject to frequent regulatory change. The adoption of new legislation or changes in existing laws or new interpretations of existing laws can have a significant impact on methods of doing business, costs of doing business, and amounts of reimbursement from governmental and other agencies. Among the regulations that may negatively impact the Company are the standards applied to residential real estate (i.e., housing codes), which can add unexpected delays and costs to an investment.

If the Properties are not in compliance with the Americans with Disabilities Act of 1990 (the “ADA”), the Properties may be required to pay for improvements to effect compliance with the ADA.

Under the ADA, public accommodations must meet certain Federal requirements related to access and use by disabled persons. To comply with the ADA requirements, the Properties could be required to remove access barriers at significant cost, and non-compliance could result in the imposition of fines by the Federal government or an award of damages to private litigants. State and federal laws in this area are constantly evolving, and could place a greater cost or burden in the future on the Company as the owner of the Properties. The Company does not believe its Properties are or will be in violation in any material way of the ADA. Nevertheless, there can be no assurance that remediation of ADA violations will not be required at the Properties. Such remediation may impair the ability of the Company to make distributions

Under various federal, state and local laws, ordinances and regulations, an owner and operator of real property may be liable for the costs of removal or remediation of certain hazardous substances released or located on its property.

Various federal, state and local laws impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner’s ability to sell such real estate or to borrow using such real estate as collateral. In addition to clean-up actions brought by federal, state and local agencies, the presence of hazardous waste on Properties could result in personal injury or similar claims by private plaintiffs. Prior to purchasing a Property, the Company will generally obtain an environmental risk assessment for the Property. However, no assurances can be given that such an environmental risk assessment will reveal all environmental liabilities, that any prior owner of such property did not create any material environmental condition not known to the Company, that environmental liabilities may develop after the date of such assessment but prior to the acquisition of such property, or that a materially adverse environmental condition will not otherwise exist with respect to such property.

For Members, hazardous substance contamination on the Properties could adversely affect the Company and its ability to make distributions. In extreme cases, Members could lose their entire investment in the Company and, if the liability protections afforded by the Company’s limited liability company structure were disregarded, the Members could be exposed to strict personal liability unlimited in amount.

Natural disasters, including, without limitation, fires, floods, earthquakes, tornados or hurricanes, may cause damage to Properties and may have substantial adverse economic consequences for affected regions and surrounding areas.

The Company intends that insurance will be obtained for the Properties; however, losses resulting from natural disasters and other events that cause damage to the Properties or real estate located near the Properties may not be covered or may not be fully covered by the Properties’ insurance, either because it was not secured, was not available, or was not economically feasible. Further, Properties damaged by natural disasters may cause the Company to suffer additional losses unrelated or in addition to the direct damages to a Property, including, without limitation, the loss of such Property’s accumulated appreciation or goodwill, and losses due to the Company’s inability to capitalize on financial opportunities with respect to such Property or a reduction in, or a complete loss of, such Property’s revenue due to interruptions or declines in its business (e.g., operations and/or rental income). In recent years, California and other states in the western United States have experienced increasing threats from substantial and significant wildfires that are difficult to contain and extinguish. Other areas have experienced increased flooding and high winds from tropical storm, hurricane, tornados and similar weather developments. The risk of natural disasters may result in changes in demand for properties as well as general concern and uncertainty in the real estate market in these regions. If any Properties suffer such losses, it may adversely impact the Company’s performance.

Mold contamination at one or more properties could result in liability.

Mold contamination has been linked to a number of health problems in the United States, resulting in recent litigation by tenants seeking various remedies, including damages and ability to terminate their leases. Several insurance companies have reported a substantial increase in mold related claims in commercial buildings, causing a growing concern in the real estate community that real estate owners might be subject to increasing lawsuits regarding mold contamination. Mold can affect both residential and commercial properties. No assurance can be given that a mold condition will not arise in the future, with the risk of substantial damages, legal fees and possibly loss of tenants. It is unclear whether such mold claims would be covered by the customary insurance policies obtained for a Property or applicable third-party manager managing the Property.

Real property owned by the Company will likely be subject to real property taxes and, in some instances, personal property taxes

Such real and personal property taxes may increase as property tax rates change and as the properties are assessed by taxing authorities. An increase in property taxes on the Company’s real property or any personal property held by the Company in connection with its real property investments could adversely affect the Company’s ability to make distributions.

Investments that are not insured may involve a greater risk of loss.

The Manager expects that comprehensive liability, fire and extended coverage covering the Properties will be obtained and maintained, with policy specifications and insured limits which the Manager believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose a significant amount of its capital invested in a Property, as well as the anticipated future revenue from the Property and, in the case of debt which is with recourse to the Company, the Company would remain obligated for any mortgage debt or other financial obligations related to the Property. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

REIT-Related Risks.

If the Company fails to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, the Company would be subject to entity-level federal income tax and, as a result, cash available for distribution to Members and the value of Units could materially decrease.

The Company intends to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2025. As described more fully in the section of this Offering Circular entitled “Certain U.S. Federal Income Tax Considerations,” REITs are subject to a range of complex organizational and operational requirements. The highly technical nature of these rules, the ongoing importance of factual determinations, and the possibility of unidentified issues in prior periods or changes in the Company’s circumstances could each adversely affect the Company’s ability to qualify as a REIT. For any taxable year that the Company fails to qualify as a REIT and statutory relief provisions do not apply, the Company would be taxed at the regular federal corporate rates on all of its taxable income, and the Company could also be subject to penalties and interest. Further, the Company would generally not be eligible to seek REIT status again until the fifth taxable year after the first year of its failure to qualify. Any taxes, interest and penalties incurred would reduce the amount of cash available for distribution to Members or for reinvestment and would adversely affect the Company’s earnings, which could have a material adverse effect on the Company and the Members. Each prospective investor should carefully review the section of this Offering Circular entitled “Certain U.S. Federal Income Tax Considerations” for additional information regarding the requirements and taxation of REITs and their shareholders.

State and Local Taxes Notwithstanding REIT Status.

Regardless of the Company’s qualification as a REIT, it may be subject to some state and/or local taxes on, among other things, its income and property. To the extent the Company is required to pay any such taxes (or penalties or interest thereon), it will have less cash available for distribution to Members. Notably, certain local and state governments have imposed taxes on self-storage rent. To the extent that these taxes are borne by customers, they increase the cost of self-storage rental and can negatively impact the Company’s revenue. Other local and state governments may impose self-storage rent taxes in the future.

Federal Taxes Notwithstanding REIT Status.

Even if the Company qualifies as a REIT, it may be subject to U.S. federal income, penalty, or excise taxes in certain situations. Each prospective investor should carefully review the following risk factors, as well as the section below entitled “Certain U.S. Federal Income Tax Considerations.”

REIT Compliance.

As further discussed in the section entitled “Certain U.S. Federal Income Tax Considerations,” to qualify as a REIT for U.S. federal income tax purposes, the Company must continually satisfy tests concerning, among other things, the sources of the Company’s income, the nature and diversification of the Company’s assets, the amounts the Company distributes to Members and the ownership of Units. Accordingly, the Company may be required to make distributions to Members at disadvantageous times or when it does not have funds readily available for distribution, or it may be required to forego or liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder the Company’s ability to operate solely on the basis of maximizing profits.

Distribution Requirements.

To obtain the favorable tax treatment accorded to REITs, the Company normally will be required each year to distribute to Members at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. The Company will be subject to U.S. federal income tax on its undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions the Company pays with respect to any calendar year are less than the sum of: (i) 85% of the Company’s ordinary income; (ii) 95% of the Company’s capital gain net income; and (iii) 100% of the Company’s undistributed income from prior years. These requirements could cause the Company to distribute amounts that otherwise would be spent on acquisitions of Properties and it is possible that the Company might be required to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of Units or debt securities or sell assets in order to distribute enough of its taxable income to maintain its qualification as a REIT and to avoid the payment of U.S. federal income and excise taxes. In addition, in the event regular distributions are insufficient to meet the distribution requirements applicable to a REIT, the Company may take advantage of “spillover”, “consent” or “deficiency” dividend procedures. The foregoing could result in the recognition of dividend income by Members without a corresponding distribution of cash.

Prohibited Transactions.

If the Company sells any “dealer” property, the net income from such sale would be subject to a 100% “prohibited transactions” tax. The determination of whether any property is “dealer property” is a fact-specific question, and although the Company intends to structure any dispositions of Properties in a manner that avoids such tax, no assurance can be provided in this regard. Further, to the extent that the Company seeks to avoid imposition of the prohibited transaction tax by causing one of its TRSs to dispose of the applicable property, such TRS would generally be subject to corporate income tax on its net gain resulting from such disposition.

Built-in Gain Tax.

If the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the Company acquires a basis in the asset determined by reference either to the C corporation’s basis in the asset or to another asset, the Company will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a taxable disposition of the asset during the ten-year period after its acquisition.

Tax Classification of Operating LLC.

The Company intends for the Operating LLC to be treated as a “partnership” for U.S. federal income tax purposes. If the IRS were to successfully challenge the status of the Operating LLC as a partnership, the Operating LLC generally would be taxable as a corporation. In such event, the Company likely would fail to qualify as a REIT for U.S. federal income tax purposes, and the resulting corporate income tax burden would reduce the amount of distributions that the Operating LLC could make to the Company. This would substantially reduce the cash available to pay distributions to Members.

Ownership and Transfer Restrictions.

The Operating Agreement, with certain exceptions, authorizes the Manager to take such actions as are necessary and desirable to preserve the Company’s qualification as a REIT. Further, unless exempted by the Manager, the Operating Agreement prohibits any person from beneficially or constructively owning more than 9.8% in value or number of Units, whichever is more restrictive, of the outstanding Units. The Manager has no obligation to, and may not, grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such ownership limit would result in the Company failing to qualify as a REIT or result in any penalty or excise taxes on the Company. Please see the section below entitled “Description of Membership Interests and Certain Provisions of the Operating Agreement – Transfers” for additional information on transfer restrictions applicable to Units.

Dividend Rate.

The maximum U.S. federal income tax rate applicable to qualified dividend income paid to U.S. stockholders that are individuals, trusts and estates currently is 20%. Dividends paid by a REIT generally are not eligible for this preferential rate (unless such dividends are attributable to capital gains recognized by the REIT or dividends received by the REIT from a taxable corporation (for example, a TRS); provided under current law, individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective U.S. federal income tax rate on such dividend. In addition, Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. Member (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property (e.g., pursuant to a short sale).

REIT Investments.

The Company may invest in other REITs, whether publicly or privately traded. Because their investment portfolio is primarily comprised of real estate investments, REITs are subject to risks associated with real estate in general. In addition, REITs are subject to risks of poor management, the uncertainties of development and construction projects, potential defaults by highly leveraged borrowers, and general market risks. REITs may also be subject to fluctuations of the markets on which they trade. REITs are also subject to tax risks and heavy cash flow dependency as they must distribute at least 90% of their net earnings each year to shareholders in order to maintain their tax status under the Code. See “Certain U.S. Federal Income Tax Considerations” for further information.

Changes in U.S. Federal Tax Laws or Regulations.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. Neither the Manager nor the Company cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. The Company and its Members could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Tax Risks.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN LEGAL COUNSEL AND TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

The actual tax and financial consequences of an investment in the Company will vary depending upon an individual investor’s unique circumstances. Accordingly, it is not possible to provide a comprehensive description of the potential tax and financial risks that would be material to an individual considering an investment in the Company.

ANY FEDERAL INCOME TAX ASPECTS DISCUSSED IN THIS OFFERING CIRCULAR ARE NECESSARILY GENERAL AND MIGHT VARY DEPENDING ON EACH MEMBER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE INVESTORS:  (I) ARE HEREBY NOTIFIED THAT THE DISCUSSION CONTAINED UNDER THIS SECTION “TAX RISKS” IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MIGHT BE IMPOSED UPON THEM UNDER THE U.S. FEDERAL TAX LAWS; AND (II) SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Changes in Taxation of Incentive Allocation.

Code section 1061 increased the holding period required for certain holders of “applicable partnership interests” from one to three years in order for sales of such interests, or dispositions of partnership property allocable to holders of such interests to be eligible for the preferential rates on long-term capital gains. An “applicable partnership interest” is an interest in a partnership that is received by the partner in exchange for the performance of substantial services for the partnership and is applicable to partnerships such as the Company. The Class B Member’s Incentive Allocation will likely be treated as an “applicable partnership interest” and as a result, the Manager and Class B Member may have an incentive to hold onto an investment for a longer period of time in order to be eligible for the more favorable long-term capital gain rates.

Federal Income Tax Risks.

An investment in the Company entails significant tax risks, including, but not limited to:

(i)	the possibility that certain deductions claimed by the Company may be disallowed, and that any audit of the tax returns of the Company may result in liability of the Company for taxes for periods in which a Member may not have invested in the Company;

(ii)	the possibility that the Company may have taxable income allocable to Members in an amount greater than the cash available for distribution; and

(iii)	the possibility that future legislative or administrative or judicial interpretations of current law or future legislation will change the tax treatment of investors described herein.

Management Fee May No Longer Be Deductible for Certain Taxpayers.

For taxable years beginning January 1, 2018 and ending December 31, 2025, in the case of a Member who is an individual, expenses of producing income, including management fees, are no longer deductible. This limitation does not include any expenses incurred in connection with a trade or business. The Manager believes that the Company will not be engaged in a trade or business, and as such, an individual Member’s share of certain expenses of the Company, including the Management Fee, will not be deductible for purposes of calculating such Member’s federal income tax liability, which may impact such Member’s after-tax return on investment.

Interest Expense May Be Limited.

Section 163(j) of the Code, as amended in 2017, may limit the Company's ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which the Company holds an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitation as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The new rules for business interest expense may apply to the Company and other entities in which or through which the Company may invest. To the extent that some amount of the interest expense is not deductible, the Company’s REIT taxable income will be increased as will the Company’s requirement to distribute under the REIT rules and that it needs to distribute to comply with the REIT requirements and avoid incurring income and excise taxes.

Possible Legislative or Other Developments.

All statements contained herein concerning the U.S. federal income tax consequences of an investment in the Company are based upon existing law and the interpretations thereof. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Department of Treasury, resulting in revisions of resolutions and revised interpretations of established concepts as well as statutory changes. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in the Company will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Members.

Potential IRS Audits.

Prospective investors should note that the Company will not seek a ruling from the IRS with respect to any tax consequences associated with an investment in the Company. The tax returns for the Company may be audited by the IRS, and any such audit may result in (i) adjustments to the tax returns of the Members; or (ii) the Company being held liable for any understatements of tax unless certain elections are made under the partnership audit procedures that came into effect for tax years beginning after December 31, 2017. In the event the Company is held liable for understatements of tax for prior years, existing Members may indirectly be paying for tax liabilities for events that occurred prior to such Member becoming a Member and for tax liabilities otherwise allocable to former Members in the Company.

Unrelated Trade or Business Income.

Investment in the Company may subject tax-exempt entities (including IRAs) who invest directly in the Company as Members to “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. The Manager will have no obligation to manage the Company to minimize or eliminate UBTI.

PLAN OF DISTRIBUTION

Overview

The Company is offering a maximum of up to $75,000,000 in Units pursuant to this Offering Circular. As of the date of this Offering Circular, the Units are offered at $10 per Unit. The minimum investment requirement from any investor is $5,000.

Offering Period

This Offering will commence upon its qualification by the Securities and Exchange Commission and shall terminate upon the earlier of: (1) sale of the maximum offering amount of $75,000,000 in Units; or (2) any earlier date upon which the Offering is terminated by the Manager in its sole discretion.

Distribution of Securities

The Offering will be conducted through general solicitation, direct solicitation, and other marketing efforts, including, without limitation, solicitations through Sponsor’s current network of real estate investors, emails to potential Investors, the internet, paid social media advertisement, and any other means of widespread communication.

Investors will be directed to the Portal to invest through this Offering.

The Manager has engaged Andes Capital Group LLC (“Andes Capital”), as an independent FINRA broker-dealer to assist the Company in selling the Units. The Offering is being conducted on a best-efforts basis, which means the Manager and the broker-dealer will use commercially reasonable best efforts in an attempt to sell the Units. The Manager will not receive any commission or any other remuneration for these sales, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Manager is not engaging an underwriter for the sale of the Units.

There is no minimum target for this offering, and there is no minimum number of interests that need to be sold to release funds to the Company and for this offering to close. The Company may have one or more closings on a rolling basis.

Broker-Dealer

Andes Capital has agreed to act as broker of record to assist in connection with this Offering. Andes Capital is not purchasing or selling any securities offered by this Offering, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. Andes Capital will receive a 1% commission on all sales (a maximum of $750,000) and a 1.5% commission on proceeds sourced and initiated by Andes Capital. As of the date of this Offering Circular, it is unknown how many of the Units will be sold through the direct selling efforts of Andes Capital.

Escrow Agent

The Manager has engaged Enterprise Bank (the “Escrow Agent”) to hold Investor funds in an escrow account.

Advertising, Sales, and Other Promotional Materials

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website at https://communecapital.com/omni, as well as on the SEC’s website at www.sec.gov.

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to this Offering. The Offering Circular may be delivered through the website, through email, or by hard paper copy.

This Offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, the Company expects to use additional advertising, sales, and other promotional materials regarding this Offering. These materials may include information relating to this Offering, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. These materials should be read in conjunction with this Offering Circular as these materials will not give a complete understanding of this Offering, the Company, or the Units and are not to be considered part of this Offering Circular.

Qualified Purchasers and Blue Sky Laws

Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange. “Qualified purchasers” include: (i) accredited investors (as defined under Rule 501(a) of the Securities Act); or (ii) purchasers investing no more than the greater of 10% of (A) if a natural person, their net worth or their net income or (B) if an entity, revenue or net assets for the entity’s most recently completed fiscal year.

The Company intends to restrict the Offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code who are not subject to backup withholding. The Company may require investors to certify for their U.S. status in order to become a member, and investors subject to backup withholding may be subject to transfer restrictions or forced transfers under the Operating Agreement.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including, without limitation, if the Company determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Supplements and Amendments

In compliance with Rule 253(e) of Regulation A, the Manager will revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

How to Subscribe

Investors seeking to purchase Units who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Either:

o	Electronically complete and execute a copy of the subscription agreement via the Portal and pay the full purchase price of the subscribed Units via the Portal; or

o	Electronically complete and execute a copy of the subscription agreement via DocuSign with an email to the Manager and pay the full purchase price of the subscribed Units via wire transfer.

A form of the subscription agreement, including instructions for completing it, is filed as Exhibit 4 to the offering statement of which this Offering Circular forms a part.

By executing the subscription agreement and paying the total purchase price for the Units subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser.”

The Manager may accept or reject any subscription in whole or in part, in its sole discretion, for any reason whatsoever, and to withdraw the Offering at any time. Moreover, the Company may terminate the Offering at any time for any reason at its sole discretion.

Subscription funds will remain in the Company’s segregated subscription account until the Subscriber has turned in all requested documentation and the Manager has made a determination as to whether such Subscriber will be accepted as a Member. The Manager will attempt to accept or reject subscriptions within 7 days of receipt by the Company; however, determinations may be delayed if the Company believes it needs more information.

Subscriptions will be effective only upon the Company’s acceptance. If the Company accepts a prospective investor’s subscription, the Company or the Andes Capital Group LLC Issuance Platform for Reg A+ will email investors a confirmation. All subscription funds which are accepted will be deposited directly into the Company’s account.

Each Person whom the Manager determines not to accept will be informed of such rejection and have the payment previously transmitted by said Person promptly returned in full, without any fees or deduction, and without any payment of interest.

Transfer Agent

The Company has engaged KoreTransfer USA LLC as its transfer agent.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

USE OF PROCEEDS

The net proceeds to the Company from the sale of up to 7,500,000 Units offered at an offering price of $10 per Unit will vary depending upon the total number of Units sold. The table below shows the intended net proceeds from this Offering, indicating scenarios where the Company will sell various amounts of Units. There is no guarantee that the Company will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds the Company will raise in this Offering, if any, may differ.

The Company expects to use substantially all of the net proceeds from this Offering (after paying or reimbursing offering expenses) to invest in and manage a portfolio of Investments. The Company expects that any expenses or fees payable to the Manager for its services in connection with managing the Company’s and Operating Company’s daily affairs, including, but not limited to, the selection and acquisition of properties, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distributions and will directly impact the value of the Company. See “Management Compensation” in this Offering Circular for more details regarding the fees that will be paid to the Manager. Many of the amounts set forth in the table below represent the Manager’s best estimate since they cannot be precisely calculated at this time.

The Company may not be able to promptly invest the net proceeds of this Offering in Properties. In the interim, the Company may invest in short-term, highly liquid or other authorized investments.

The Company cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering. In addition, the amount, allocation and timing of actual expenditures will depend upon numerous factors.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	25% of Maximum Amount	50% of Maximum Amount	75% of Maximum Amount	100% of Maximum Amount
Units Sold (1)	1,875,000	3,750,000	5,625,000	7,500,000
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Less
Offering Expenses (2)	$2,459,196	$2,740,446	$3,021,696	$3,302,946
Selling Commissions & Fees	$187,500	$375,000	$562,500	$750,000
Net Proceeds from Offering	$16,103,304	$34,384,554	$52,665,804	$70,947,054
Estimated Amount Available for Investments	$16,103,304	$34,384,554	$52,665,804	$70,947,054

(1)	This Offering of is being made on a “best efforts” basis, which means there is no guarantee that any minimum amount will be sold. The Units are being offered and sold by the Company. The Company may undertake one or more closings on a rolling basis, where, after each such closing, funds tendered by investors are disbursed to the Company and the corresponding Units are delegated to the investors whose subscriptions were accepted.

(2)	Amounts reflected are estimates. Amounts include all expenses to be paid by the Company and/or Manager in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of Units, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, preparation of financial statements, expenses and taxes related to the filing, registration and qualification of the sale of Units under federal and state laws, including taxes and fees accountants’ and attorneys’ fees. In this Offering, the Company will pay Andes Capital in connection with the sale of Units in accordance with the Broker-Dealer Agreement. See “Plan of Distribution.” It is expected that the Company will reimburse these expenses to the Manager without interest.

The Company reserves the right to alter the use of proceeds in this Offering.

THE COMPANY’S BUSINESS

Overview

Commune Omni Fund, LLC, is a Delaware limited liability company. The Company was formed on February 22, 2024 and has not yet commenced operations.

The Company will own all of the membership interests in Commune Omni Fund OC, LLC (the “Operating Company”), which will hold the Investments (as defined below).

The Manager intends to operate the Company in a manner that would allow the Company to qualify as a real estate investment trust (“REIT”) for U.S. tax purposes beginning with the taxable year ending December 31, 2025. Among other requirements, REITs are required to distribute to their members at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Investment Objectives

The Company’s investment objective is to seek capital appreciation and current income.

There is no assurance that these objectives will be achieved or that the value of the Company’s assets, and Members’ Interests, will not decrease. Furthermore, within the investment objectives and policies, the Manager will have substantial discretion with respect to the selection of specific real estate investments and the purchase and sale of assets.

Investment Strategy

In seeking to achieve its objectives, the Company intends, through the Operating Company, to purchase, develop, and hold (directly or indirectly) Properties.

Targeted Investments. While the Company may acquire and/or construct Properties of any kind, the Company intends to focus primarily on multi-family housing ground-up development, redevelopment, and enhancement projects, which projects may include Properties designated as affordable housing. Generally, “affordable housing” refers to multi-family housing where: (1) a percentage of units are rented to persons earning less than a certain percentage of the area median income (“AMI”); and/or (2) a percentage of units are rented at rental rates below a percentage of AMI. Different government affordable housing programs apply different AMI percentages, maximum rental rates, and other requirements. In selecting multi-family housing Properties for the Company (whether affordable housing or not), the Manager considers, without limitation, one or more of the following criteria: (i) attractive prices due to market conditions or otherwise; (ii) offer potential for appreciation or income; or (iii) are held by owners with a motivation to sell (e.g., distressed sellers). After acquiring a Property, the Manager seeks to leverage the Sponsor Principals’ (as defined below) collective knowledge and experience of the real estate market to implement one or more development, redevelopment, or enhancement strategies for the Property and an operations strategy.

Notwithstanding the Company’s primary focus on multi-family housing, the Company may acquire any type of real estate (e.g., office, retail, mixed use, self-storage, etc.) where the Manager identifies what it believes is an attractive opportunity.

Portfolio Diversity. There is no minimum or maximum number of Properties in which the Company may invest. The number and diversity of Properties in which the Company invests at any given time will depend on the total amount of capital available to the Company, the number and types of attractive opportunities identified by the Manager for the Company, the amount of capital invested in those opportunities, and other factors. The Manager expects that the Company will be concentrated in a small number of Properties at any given time.

Geography. The Company intends to primarily invest in Properties in Southern California; however, the Company may invest in Properties in any U.S. location. There is no requirement that the Company achieve any geographic diversification among its Properties. In general, the Manager will primarily target investing in or around large cities in areas that have elements that are attractive to prospective tenants (e.g., dense housing, transit connections, and walkability). The Manager currently expects that the Company’s Properties will be concentrated in a small number of metropolitan areas.

While the Company may invest in Properties in any U.S. location, the Manager expects at least some, if not all, of the Company’s affordable housing project(s) will rely on Los Angeles Executive Directive 1 (ED 1).3

Financing. The Manager expects to arrange debt financing or refinancing for Properties. Financing may be obtained at the time a property is acquired or an investment is made or at such later time as the Manager determines to be appropriate. The Manager will typically seek non-recourse debt; however, the Manager reserves the right to obtain recourse debt, in which case the Company or a subsidiary will pay compensation to third parties, including, without limitation, the Manager, Manager affiliates, or Members, who guarantee debt incurred by the Company or its subsidiaries.

Sourcing. The Manager will source land sites for ground-up development, redevelopment, or enhancement. The Manager typically screens Properties on the basis of price, location, condition, use, occupancy, and potential for improvement, repositioning, or enhancement, and other similar factors. In selecting Properties, the Manager also intends to utilize its network of brokers, developers, contractors, law firms, real estate investment trusts, mortgage holders, and owner/operators with active real estate operations to identify potential sites and Properties for the Company. Before proceeding with preliminary due diligence, the Manager will apply a quantitative stress test to screen out economically inferior assets. Only Properties which the Manager believes are consistent with the Company’s strategy and return objectives will be selected.

3 According to the Los Angeles City Planning website, Executive Directive 1 expedites the processing of 100% affordable housing projects in the City of Los Angeles and “eligible projects receive expedited processing, clearances, and approvals through the ED1 Ministerial Approval Process.” Further, “100 Percent Affordable Housing Project” is defined as “a housing project with five or more units, and with all units affordable either at 80% of Area Median Income or lower (U.S. Department of Housing and Urban Development (HUD) rent levels), or at mixed income with up to 20% of units at 120% AMI (California Department of Housing and Community Development (HCD) rent levels) and the balance at 80% AMI or lower (HUD/TCAC rent levels)[•]”

Due Diligence. The Manager’s due diligence process for new Properties will generally include: (i) analysis of the supply and demand and other market characteristics in the selected markets; (ii) evaluation of engineering and environmental reports, if any; (iii) historical (if applicable) and pro-forma economic analysis of the investment opportunity; (iv) determination of available financing; (v) coordination with consultants, legal counsel, tax advisers and other professionals both inside and outside of the Manager’s organization; (vi) evaluating compliance with zoning regulations, building codes, and permitting requirements; (vii) barriers to entry; and (viii) for affordable housing projects, eligibility for and benefits from affordable housing programs.

Additionally, the Manager will analyze preliminary development plans for the Property, which will include development schedule and estimated costs (including, without limitation, construction costs, engineering costs, permits, financing costs, legal). The Company will engage third parties, including, without limitation, contractors, developers, architects, and engineers, to assist in designing the development plans and permit the plans for development.

Specific Property Characteristics. In selecting Properties, the Manager intends to identify Properties with particular characteristics that are consistent with the Company’s objectives of capital appreciation and opportunities for current or future income, which may include, but are not limited to, one or more of the following:

•	Convenient access to major urban centers;

•	Convenient access to a wide variety of personal and professional services;

•	Underperforming and available at a disproportionate discount to “stabilized” property values;

•	Distressed sellers or assets seeking timely disposition due to investor mandates, maturing loans or financial challenges; and

•	Distressed mortgage holders which may be confronted with regulatory and financial directives to improve their balance sheets through the sale of both performing and non-performing assets.

Development and Enhancement Strategies. After the Company has acquired a Property, the Manager will generally employ one or more enhancement strategies to increase the Property’s value, including, without limitation:

•	Development of raw land or an undeveloped portion of a Property;

•	Redeveloping of a Property;

•	Renovating or repositioning a Property;

•	Improving operating efficiencies and increasing operating margins by leveraging economies of scale for Properties; and

•	Optimizing the financial structure of the Company’s assets on favorable terms.

The Manager’s development and enhancement strategies are intended to advance the potential for opportunistic returns. Accordingly, the Manager will consider a Property’s development and enhancement potential as part of each Property’s selection analysis.

Sale of Properties. The Company may sell Properties from time to time when the Manager believes it is advisable to do so; however, after implementing one or more development or enhancement strategies, the Company may operate the Properties. The Manager will decide, in its sole discretion, how long to hold each Property owned by the Company; provided, however, that Properties that are owned with other investors may also be subject to the decision-making of joint owners.

Potential Investment Structures. The Company may form and own Property Entities that acquire, manage, and operate Properties and hold title to the Property. The Company may also invest directly in Properties owned and controlled by Manager affiliates or other third parties, or invest in Properties in conjunction with Manager affiliates or other third parties.

Joint Venture Opportunities

The Company may enter into joint-venture or co-ownership structures with other entities and persons, including, but not limited to, entities of where all, a majority, or a minority of the Members or Manager affiliates may be interest holders, if the Manager, in its discretion, determines that such arrangements are in the Company’s best interests. Any co-investment, joint-venture, or other co-ownership opportunity provided to any Member or third party will be on such terms and conditions as the Manager, in its discretion, may determine are suitable or appropriate for the Company.

Leverage Policy

The Operating Company may use leverage at attractive rates whenever the Manager considers it appropriate for purposes that include, without limitation: (i) acquiring Investments; (ii) paying expenses and managing cash flows of the Operating Company or Company; (iii) financing improvements to a Property; (iv) refinancing existing indebtedness; or (v) to otherwise protect any Investment or other asset as determined by the Manager in its sole discretion. The Operating Company as a whole will have leverage not to exceed 65% of the asset value of the Operating Company as determined at the time of borrowing; provided, however the LTV for loans with respect to any Property may significantly exceed 65% when considered on an individual basis.

The Operating Company may borrow money from third parties, including, without limitation, banks or from affiliates of the Sponsor; provided that loans from affiliates of the Manager will be on terms reasonably consistent with, or better than, terms for loans observed by the Manager or reasonably believed by the Manager to be available in the market. The indebtedness may be unsecured or may be secured by mortgages or other interests in the Company’s properties and the Manager or its affiliates may act as guarantors for some or all of the Company’s debts. Where the Operating Company borrows money to make investments, it will typically have the effect of increasing the overall effect of leverage (and the leverage risk) of the Company.

The use of leverage may, in certain circumstances, maximize the adverse impact to which the Company’s investment portfolio may be subject. The Manager may modify the Company’s leverage policy in its discretion from time to time.

Additional Types of Investments

During any period where the Operating Company holds cash that is not invested in Properties or other investments, the Company may invest such cash in money market instruments, including U.S. government obligations or corporate debt obligations (including those subject to repurchase agreements). Money market instruments generally include investments in short-term debt and monetary instruments. Such instruments are typically highly liquid forms of debt with maturities of less than one year. The Operating Company also has the flexibility to invest in cash or cash equivalent positions at the Manager’s discretion. The Operating Company may hold cash or cash equivalent positions for extended periods of time while the Manager awaits the real estate markets to offer more attractive opportunities.

Employees

The Company does not have any employees. Instead, the Manager and the Sponsor will act for and on behalf of the Company through their officers and directors.

Litigation

The Company and its executive officers are not currently a party to any legal proceedings.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, the Company does not own any properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results

The Company was formed on February 22, 2024 (“Inception”). As of the date of this Offering Circular, the Company has not commenced its operations of purchasing or making Investments and is not capitalized. The Company has spent time preparing this Offering.

During the period from Inception through December 31, 2024, the Company has not generated any revenue and has incurred $221,503 in professional fees related to preparing to commence operations and preparing this Offering, of which $156,634 is recorded as deferred offering costs. The Company plans to finance the acquisition of Investments through equity financing, including equity capital raised in connection with this Offering.

The Company has incurred $66,925 in operating expenses from inception to December 31, 2024.

Liquidity and Capital Resources

The Company’s principal demands for funds will be to acquire, hold, and make Investments, the payment of operating expenses and distributions, and for the payment of principal and interest on any indebtedness incurred by the Company. Although the Company depends upon the net proceeds from the sale of Units to conduct substantially all of its operations, the Company may fund capital requirements from a variety of other sources, including, without limitation, cash flow from the Company and proceeds from any other financing.

The Company intends to use its capital resources to operate in the manner described under “Description of Business.” The Company’s short-term liquidity and capital requirements include, without limitation, Property level operating expenses, interest and principal payments on debt obligations, distributions to members, fees or reimbursements to the Manager or other service provider, and general and administrative expenses. The Company’s long-term liquidity requirements include, without limitation, acquisition or making new Investments, payment of interest and principal under debt obligations, and tenant improvement, leasing commissions, and other capital expenditures.

For the period from Inception through December 31, 2024, the Manager has advanced the Company approximately $223,559.

The Company estimates that if it raises the maximum amount sought in this Offering, it could operate through 24 months without raising additional capital. If the Company raises less than $75,000,000, the Company will make fewer investments.

Plan of Operations

The Company intends to operate in the manner described in “Description of the Business” and “Use of Proceeds” sections.

Trend Information

Undersupply of Housing

California and other states face a significant housing deficit, creating a robust investment opportunity for multifamily developments. According to the California Department of Housing and Community Development, California needs approximately 180,000 new homes per year to meet demand, but production has averaged fewer than 80,000 annually4 over the past decade. This shortfall has resulted in increased competition for existing units, driving up both rents and home prices.

Regulatory Challenges

California's regulatory framework further exacerbates the housing shortage:

•	Complex Approval Processes: The California Environmental Quality Act (CEQA) can delay or block projects, increasing development time and costs. While CEQA aims to protect the environment, it has hindered new housing development, which can add significant time and expense to projects.[5]

•	Local Zoning Restrictions: Many areas maintain restrictive zoning laws, limiting density and multifamily housing opportunities.[6]

•	Development Fees and Costs: Building costs have surged. A Terner Center study found that multifamily construction costs increased by 25% between 2010 and 2020 due to many factors, including rising material costs and labor shortages.[7]

These hurdles can slow construction and inflate costs, further tightening the market.

Rising Rents and Property Values

Despite the aforementioned challenges, California’s multifamily sector remains strong compared to other markets experiencing rent declines due to oversaturation.

4 California Housing Future: Challenges and Opportunities, Final Statewide Housing Assessment 2025 at page 1, available at https://www.hcd.ca.gov/policy-research/plans-reports/docs/sha_final_combined.pdf

5 Holland & Knight LLP, Linking CEQA to California’s Housing Crisis, available at https://www.hklaw.com/en/case-studies/linking-ceqa-to-californias-housing-crisis

6 Kevin DeGood, Building Opportunity: Expanding Housing in American by Reforming Local Lane Use (September 19, 2024), available at https://www.americanprogress.org/article/building-opportunity-expanding-housing-in-america-by-reforming-local-land-use/

7 Ben Christopher and Manuela Tobias, Californias: Here’s why your housing costs are so high, Cal Matters (October 15, 2024), available at https://calmatters.org/explainers/california-housing-costs-explainer/#:~:text=The%20cost%20of%20building%20multifamily%20housing%20in,nine%
20percent%20or%20more%20each%20year%2C%20according

•	Statewide Average Rent: As of March 2025, the average rent in California is $2,395, which is nearly $570 above the national average.[8]

•	San Diego Median Home Prices: The median home sale price in San Diego County was $900,000 in February 2025, marking a 1.7% year-over-year increase.[9]

•	Ventura County Median Home Prices: The median home sale price in Ventura County reached $895,000 in February 2025, reflecting a 5.3% increase from the prior year.[10]

These trends contrast sharply with markets like Austin, Texas, where oversupply led to a 4.2% decline in home prices in 2024.11

City-Specific Shortfalls

San Diego, Ventura, and Los Angeles are three markets that are undersupplied and where rising home values have made renting a viable option for many residents.

Affordable Housing Programs

To combat the undersupply of affordable housing, Los Angeles adopted Executive Directive 1 (“ED1”) which accelerates the approval and permit process for 100% affordable housing projects.12 This directive reduces the timeline for approvals to a targeted 60-day period9 This accelerated timeline creates the opportunity for lowering holding costs and potential uncertainty for developers. We believe, these benefits, combined with Los Angeles’s severe housing shortage, make investing in affordable multifamily housing both socially impactful and financially strategic.

Additionally, there are multiple federal affordable housing programs administered by HUD or state housing finance agencies, that can provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners.

Conclusion

Investing in multifamily apartments in California, particularly undersupplied markets like San Diego, Ventura, and Los Angeles, offers substantial growth potential. The combination of chronic undersupply, regulatory hurdles like CEQA, and incentives like ED1 presents an opportunity to target positive returns while contributing to alleviating the state’s housing crisis.

8 Zillow Rental Manager, Average Rental Price in California & Market Trends, as of April 2, 2025.

9 Per Redfin as of February 2025, available at https://www.redfin.com/county/339/CA/San-Diego-County/housing-market

10 Per Redfin as of February 2025, available at https://www.redfin.com/county/358/CA/Ventura-County/housing-market

11 Julie Gerstein, Ten American cities where rental prices are actually decreasing, New York Post (Nov. 22. 2024), available at https://nypost.com/2024/11/22/real-estate/ten-american-cities-where-rental-prices-are-actually-decreasing/

12 See footnote 3.

PRIOR PERFORMANCE SUMMARY

Narrative Summary

Commune Capital LLC is a real estate private equity investment firm with over $315 million in assets under management, currently focusing on multifamily and self-storage projects.

Over the last 10 years, Sponsor has acted as the sponsor of seven real estate investment programs offered to investors under Regulation D of the Securities Act, each of which this Statement refers to as a “Prior Program.” In the aggregate, the Prior Programs have raised $165 million from over 600 investors.

Four of the Prior Programs had an investment objectives substantially similar to the Company involving development, redevelopment, or construction of multifamily properties and oriented more toward “growth” than “income” objectives (“Similar Programs”). Over the last 10 years, the Prior Programs purchased, developed, or built a total of 19 properties with an aggregate value of $307 million.

Three of the Prior Programs were dissimilar to the Company’s objective. Two of the Prior Programs made loans to real estate properties and the other Prior Program developed, redeveloped, and operated self-storage properties.

There have been no major adverse business developments or conditions experienced by any of these Prior Programs that would be material to purchasers of our Units in this Offering.

Two Regulation D offerings are currently open for investment, Commune Fund VI, LLC and Commune VTA Investors, LLC. Commune Fund VI, LLC is not included in the prior performance tables because it recently commenced its offering.

The information in this section and in under “Prior Performance Tables” reflects the historical operational results of Sponsor and the performance of Similar Programs. Investors in should not expect to achieve returns similar to those experienced by investors in these Similar Programs. Purchasing Units does not grant any ownership interest in the Prior Programs.

The returns on the Units will depend on factors such as the mix of assets the Company invests in, the stage of investment, and our position in the capital structure for each investment. Because the Company’s portfolio will differ from the portfolios of Similar Programs, the returns to members in the Company may vary. Past performance of Sponsor and the Prior Programs is not indicative of our future results.

Prior Performance Tables

For more information about the Similar Programs, presented as of December 31, 2024, please refer to “APPENDIX – RESULTS OF SIMILAR PROGRAMS.”

MANAGEMENT

Our Manager

The Operating Company operates under the direction of the Manager, which is responsible for directing the management of the Operating Company’s and the Company’s business and affairs and implementing its investment strategy. The Manager will perform its duties and responsibilities pursuant to the Operating Agreement. The Company does not have any employees. Instead, the Sponsor will act for and on behalf of the Company through their officers and directors. The Manager is not required to devote all of its time to the Company and is only required to devote such time to as its duties require.

As of the date of this Offering Circular, the executive officers and principals of the Sponsor (“Sponsor Principals”) are as follows:

Name	Age	Position
Jerry V. Sanada	49	Co-President; Chief Investment Officer

Michael (Mikey) Allen Taylor	42	Co-President

Michael J. Michalov	42	Chief Operations Officer

Douglas D. Laabs	58	Chief Financial Officer

Brent Lamo	64	Director of Real Estate

Austin Underhill	36	Chief Compliance Officer

All of the Sponsors principals are employed by the Sponsor full-time.

Jerry V. Sanada. Mr. Sanada is the Co-President and Chief Investment Officer of the Manager. Mr. Sanada has also served as the Co-President and Chief Investment Officer of Commune Capital LLC and its subsidiaries since 2018, and as the Chief Financial Officer and Chief Investment Officer of Alliance Financial Group, Inc. (“AFG”) from 1998 to 2023, and as the Chief Executive Officer of AFG since 2023. In addition to his involvement with the Company, Mr. Sanada currently oversees the development, operations, and management of nine other real estate private investment vehicles - Commune RESOP Self-Storage, LLC (“Commune RESOP”), Commune Multi-Family, LLC, Commune Fund IV, LLC, Commune Fund V, LLC, Commune Fund VI, LLC, Commune Mar Vista Investors, LLC, Commune VTA Investors, LLC, Commune Asset-Backed Lending Partners, LP, and Alternative Investment Portfolio, L.P. Mr. Sanada earned his B.S. in Business Administration from Pepperdine University in 1997. He is also a CFA (Chartered Financial Analyst) charter holder and he maintains membership with the CFA Institute, and the CFA Society of Los Angeles.

Michael (Mikey) Allen Taylor. In 2018, Mr. Taylor, along with AFG, co-founded the Commune Capital LLC and its subsidiaries, and Mr. Taylor currently serves as Co-President of the Manager and Commune Capital LLC. From 2001 to 2016, Mr. Taylor had a career as a professional skateboarder. In 2012, Mr. Taylor co-founded Saint Archer Brewing Company, a craft brewery in San Diego, California, a majority of which was ultimately acquired by MillerCoors in 2015. Mr. Taylor is also a co-founder of Sovrn, an apparel and skateboard company founded in 2016.

Michael J. Michalov. Mr. Michalov became the Chief Operations Officer of Sponsor in 2020. From 2015 to 2020, Mr. Michalov served as a Financial Advisor for Alliance Advisory and Securities, LLC (“Alliance”), a subsidiary of AFG. Prior to joining Alliance, from 2011 to 2015, Mr. Michalov was a Vice President for the Los Angeles & Central California Retail Banking Division for Union Bank. Mr. Michalov earned a B.S. in business marketing and economics from California State University – Northridge in 2005.

Douglas D. Laabs. Mr. Laabs is the Chief Financial Officer of the Manager, and of Commune Capital LLC and AFG since 2024. He oversees a staff of 4, managing all accounting aspects of Commune. Mr. Laabs served as the Controller of Commune Capital LLC and AFG from 2021 to 2024, and as the Accounting Manager of Commune Capital LLC and AFG from 2019 to 2021. Prior to joining Commune in 2019, Mr. Laabs served in various accounting leadership roles with start-ups and larger manufacturing and tech corporations. He earned his B.A. in Accounting from University of Wisconsin, Eau Claire in 1998.

Brent G. Lamo. Mr. Lamo has served as the Director of Real Estate for AFG and its subsidiaries since 2013. In 1998 he partnered with AFG to help found Commune RESOP as an initial managing member and co-developer. He now oversees the acquisition, development, and operations of all Properties owned by the Manager and its affiliates. Since 1990, Mr. Lamo has been focusing his efforts on real estate development and construction. He has completed over 100 commercial and residential building projects. The scope of his work has included all phases of land development, construction management, speculative ground-up developments, and operations for commercial projects, private lending, multi-family housing, residential tracts, and high-end custom estates. Before focusing on real estate development, he spent 6 years serving as a financial planner with IDS/American Express and Alliance. Mr. Lamo earned his B.A. in Business Administration from the University of Minnesota in 1983. Mr. Lamo is also a California Licensed Real Estate Broker and California Licensed General Contractor.

Austin Underhill. Mr. Underhill serves as the Chief Compliance Officer of the Manager and Commune Capital LLC. He previously served as a Chief Compliance Officer and Operations Manager for a registered investment adviser firm where he supervised staff and maintained their compliance program. Mr. Underhill is a designated Investment Advisor Certified Compliance Professional® (IACCP®). Mr. Underhill holds a B.M. in Music Performance from Musicians Institute, Hollywood, CA.

Members shall take no part in the management or control of the Company’s business and shall have no authority to act for or bind the Company. The Operating Agreement provides for indemnification of the Manager and its affiliates for any action taken, or any failure to act, on behalf of the Company unless there shall be a judgment or other final adjudication in a competent jurisdiction establishing that the loss or liability arose from such person’s own fraud, willful misconduct, gross negligence, bad faith, or intentional or material breach of the Operating Agreement.

MANAGEMENT COMPENSATION

The Principals will not receive salaries or compensation from the proceeds of this Offering.

The Manager or its affiliates will receive fees and expense reimbursements for services relating to this Offering and the investment and management of the Company’s assets. The items of compensation are summarized in the following table.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Sponsor or Manager.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Expenses - Manager

To date, the Manager has paid organization and offering expenses on behalf of the Company. The Company will reimburse the Manager for these costs and future organization and offering costs it may incur on behalf of the Company.

$2,459,196 - $3,302,946
Asset Management Fee - Manager

The Company will pay the Manager a monthly asset management fee, attributed to each Member pro rata based upon their respective Units, equal to 2% annualized of the aggregate net value of the assets and liabilities of the Company.

Actual amounts are dependent upon the offering proceeds raised; the Company cannot determine these amounts at the present time.
Acquisition, Development, and Disposition Fees - Manager	The Company will pay the Manager or affiliate certain real estate transaction fees, including, without limitation, an acquisition and development fee equal to 1% of the sum of the purchase price and the budgeted cost of any planned improvements of the applicable Property, a disposition fee equal to 1% of the sales price of the applicable Property.	Actual amounts are dependent upon the offering proceeds raised; the Company cannot determine these amounts at the present time.

Financing Fees - Manager	When the Company or a Property Entity secures financing or refinances a Property, the Company or a Property Entity will pay the Manager or an affiliate a financing fee equal to 1% of the amount financed.	Actual amounts are dependent upon the offering proceeds raised; the Company cannot determine these amounts at the present time.
Guarantor Fee – Manager

If the lender requires a guarantee, then the Company or its subsidiaries (as applicable) will pay compensation to the Manager, an affiliate of the Manager, or a third party (including, without limitation, Members) who guarantee debt incurred by the Company or its subsidiaries. Any compensation to the Manager or an affiliate of the Manager in exchange for a guaranty will not exceed 2% of the amount guaranteed per annum.

Actual amounts are dependent upon the offering proceeds raised; the Company cannot determine these amounts at the present time.
Other Services and Operating Fees - Manager	In addition to the fees described above, the Property Entities may engage service providers to provide other services, including without limitation, brokerage, construction, management, operational, maintenance, and repair services, which services may be provided by the Manager, Manager affiliate, or third party. If a Property Entity or the Company engages a third party service provider instead of the Manager or Manager affiliate, fees will be negotiated at arm’s length. However, if a Property Entity engages the Manager or Manager affiliate for services, the Property Entity or the Company (as applicable) will pay fees based on the assessment of prevailing market rates for the size, scope and other characteristics of the applicable project, as determined by such entity’s manager (which may be the Manager or Manager affiliate).	Actual amounts are dependent upon the offering proceeds raised; the Company cannot determine these amounts at the present time.

Method of Accounting

The compensation described in this section was calculated using the accrual method of accounting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth, as of the date of this Offering Circular, the beneficial ownership of Units for: (i) each person who is the beneficial owner of 10% or more of the outstanding Units; (ii) each director and executive officer of the Sponsor who is the beneficial owner of 10% or more of the outstanding Units; and (iii) the directors and executive officers of the Sponsor as a group. To the Company’s knowledge, each person that beneficially owns Units has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of the Company’s principal executive offices at 31248 Oak Crest Drive, Suite 100, Westlake Village, California 91361.

Name of Beneficial Owner(1)	Number of Units Beneficially Owned	Percent of All Units
Commune Omni Fund Management, LLC (2)	10,000	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	All voting and investment decisions with respect to Units held by the Manager are controlled by the beneficial owners of Sponsor: Jerry Sanada, Randall Sanada Jr., Randall Sanada, Sr., Brent Lamo, Mikey Taylor, and Michael Michalov.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with the Manager, Sponsor, and their affiliates. A discussion of these conflicts follows below, as well as a discussion of the corporate governance measures the Company has adopted to mitigate some of the risks posed by these conflicts.

General.

The officers and directors and the key investment professionals of the Sponsor, who perform services for the Company on behalf of the Manager, are also officers, directors, managers, and/or key professionals of other entities involved in real estate investment. These persons have legal obligations with respect to the Sponsor and those entities that are similar to their obligations to the Company. In the future, these persons and other affiliates of the Sponsor may organize other real estate-related investment programs and acquire for their own account real estate-related investments that may be suitable for the Company. In addition, the Sponsor may grant equity interests in the Manager to certain of its management personnel performing services for the Manager.

Allocation of Investment Opportunities.

The Company relies on officers who act on behalf of the Manager or Sponsor to identify suitable investments for the Company. Various affiliates of the Company similarly rely on the Sponsor to build and manage their respective investments. Such affiliates may compete with the Company for investment opportunities. The Manager and Sponsor will use their business judgment to allocate investment opportunities among the Company and its affiliates. Factors that the Manager and Sponsor may consider in connection with its allocation of investment opportunities, include, without limitation, investment objectives and criteria, cash requirements, effect of the investment on the diversification of the respective portfolios, leverage, anticipated cash flow of the investment, income tax effects of the investment, size of the investment, and the amount of funds available to invest. To mitigate the foregoing conflicts, the Manager, Sponsor, and their affiliates will seek to allocate investment opportunities on a fair and equitable basis.

Other Investments and Business Activities.

The Manager and affiliates may make investments for their own accounts, including investments competitive with those of the Company, without having or incurring any obligation to disclose or to offer any such interest in such activities to the Company or any other Member. Furthermore, the Manager, affiliates, and officers and employees of the Sponsor are not required to devote full time efforts to the business of the Company but rather only such time as is necessary to manage the assets of the Company and carry out and conduct the business of the Company.

The Manager and affiliates reserve the right to invest privately in properties and securities with the same business objective as that of the Company. The Manager reserves the right to organize additional partnerships and companies with a business objective similar to or the same as the Company, and the Manager reserves the right to work with other partnerships, companies or individuals interested in business objectives similar to the Company. In addition, the Manager may allocate limited opportunities among the Company and other parties with whom the Manager works on a basis deemed appropriate in its sole discretion (which may, at times, disadvantage the Company).

Compensation to Manager and Affiliates.

The Manager will receive compensation for the management and operation of the business of the Company. Such compensation has not been negotiated at arm’s length and may or may not represent the fair market value of the services provided to the Company by the Manager. See “Compensation of Manager”.

The Manager will be paid an Asset Management Fee and will engage persons in the Manager or a Manager affiliate to provide various services (including, without limitation, brokerage, property management, leasing, and property sales) to the Company. Compensation of the Manager or a Manager affiliate will not be negotiated at arm’s length, but rather will be determined by the Manager based on prevailing market rates for the size, scope, and other characteristics of the applicable Property.

In addition to the foregoing, the Manager may from time to time engage owners or employees of the Manager or a Manager affiliate on behalf of the Company to provide other services to the Company or a Property Entity. In such event, such persons will be compensated for their services to the Company (or a Property Entity, as applicable) based on prevailing market rates, but these will be determined based on the Manager’s judgment and will not be negotiated at arm’s length.

Compensation arrangements could give rise to conflicts of interest in respect of: (i) the continuation, renewal, or enforcement of provisions in the Operating Agreement involving the Manager; (ii) acquisitions of investments at high purchase prices, which entitle the Manager to higher acquisition fees, and asset management fees regardless of the quality or performance of the Investment; (iii) borrowings, which borrowings will increase asset management fees payable by the Company to the Manager; and (iv) whether and when the Manager seeks to sell assets of the Company or merge or consolidate with any other company.

Incentive Allocation.

The Class B Member will receive the Incentive Allocation, which creates an incentive for the Manager to make decisions in the management of the Company that are riskier or more speculative than it would make if the Class B Member did not receive the Incentive Allocation.

Indemnification.

The Company’s Operating Agreement provides that the Company will indemnify the Manager and its affiliates for any loss or damage incurred on behalf of the Company or in furtherance of the Company’s interests or otherwise arising out of or in connection with the Company, the Investments, or any other investments of the Company without relieving the Manager and such related persons of liability for fraud, willful misconduct, gross negligence, bad faith, or intentional and material breach of the Operating Agreement.

Guarantees of Loans.

In order to secure financing for Properties, the Company may be required to provide guarantees for loans from third party lenders. In these cases, the Company may engage an affiliate or a third party guarantor (including, without limitation, a Member) to provide the guarantees. Guarantors will be compensated for their services, as determined by the Manager; however, the Manager will typically seek to obtain non-recourse debt when available at attractive rates. Any compensation to an affiliate in exchange for a guaranty will not exceed 2% of the amount guaranteed per annum.

Manager Determinations; Risks to the Company.

In the conflict of interest and potential conflict of interest situations described herein, the Manager will make determinations for the Company and affiliates. Because these determinations will not be the result of arm’s length negotiation, the Company will be subject to the risk that the Manager will not come to the same conclusion with respect to transaction terms, fees, sales prices, budget expenses, or other matters as would have been the result of an independent negotiation. The Manager will seek to manage conflicts and potential conflicts consistent with fiduciary duties to the Company, both in individual transactions and over time; however, the Company will be subject to the risk that the Company will be, in one or more cases, favored or disfavored in a particular transaction with an affiliate. Accordingly, the Company may be adversely affected due to risks inherent in conflict of interest transactions for the Manager.

Loans to Properties by Affiliates.

In certain situations where the Manager determines it is beneficial to the Company, the persons in the Manager or affiliates may provide short or longer-term loans to facilitate the purchase of Properties (each, an “Affiliate Loan”). This will generally be in cases where obtaining financing from other lenders may not be available, would be too expensive or is otherwise less preferable to the Company than obtaining an Affiliate Loan. In determining whether an Affiliate Loan is preferable to other financing options, the Manager will compare the terms and conditions of the proposed financing and will enter into an Affiliate Loan only when the Manager believes the terms and conditions of such Affiliate Loan, in the aggregate, are preferable to the comparable third party financing options.

The Manager or affiliates may also lend money to the Company on commercially reasonable terms to take advantage of opportunities for investment that the Manager determine to be in the best interests of the Company.

Purchasing Properties from a Manager or Affiliates.

The Company may purchase Properties that are owned by the Manager, affiliates, or other persons or businesses that may be associated with, affiliated with, or managed by the Manager or an affiliate, which purchases present conflicts of interest for the Manager. In general, these Property acquisitions will be completed at fair market value, as reasonably determined by the Manager. If a Property is acquired by a Manager or affiliate on a temporary basis for the purpose of facilitating acquisition of the Property by the Company, then the Company will purchase each such Property from the affiliate for an amount equal to its basis in such Property (including assumption of indebtedness relating to the Property underlying the Property) plus an amount determined by the Manager in its sole discretion as an accommodation for the affiliates for depreciation of such Property. Consistent with its fiduciary duties, the Manager will not cause the Company to purchase any Property from the Manager or an affiliate (or other persons or businesses that may be associated with, affiliated with, or managed by the Manager or an affiliate) unless the Manager determines such transaction to be in the best interests of the Company.

Selling Properties to a Manager or Affiliates.

The Company may sell Properties to the Manager, affiliates, or other persons or businesses that may be associated with, affiliated with, or managed by the Manager or an affiliate, which sales present conflicts of interest for the Manager. In general, these Property sales will be completed at fair market value, as reasonably determined by the Manager. Consistent with its fiduciary duties, the Manager will not cause the Company to sell any Property to the Manager or an affiliate (or other persons or businesses that may be associated with, affiliated with, or managed by the Manager or an affiliate) unless the Manager determines such transaction to be in the best interests of the Company.

There will be no independent review or assessment of the value of such assets. However, to the extent assets are sold, transferred, or assigned between the Company and any affiliate, such transactions will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.

Co-Investments with Members or Affiliates.

As stated above, the Manager may from time to time offer to certain Members, affiliates, or other third parties, opportunities to co-invest with the Company in certain investments, or enter into certain joint venture arrangements with other entities, including, but not limited to, entities where all, a majority, or a minority of the interest holders may be Members or affiliates of the Manager or Sponsor. No Member will have any right to participate in any such investment. The terms of these investments may not be negotiated at arm’s length; therefore, the Company will be subject to the risk that the Company will not obtain the same co-investment terms as would have been the result of an independent negotiation. However, consistent with its fiduciary duties, the Manager will not cause the Company to enter into any co-investment unless the Manager determines it to be in the best interests of the Company. An interest holder in a co-investment, including an affiliate of the Manager or Sponsor, may sell such interest at a different time than the Company. However, consistent with its fiduciary duties, the Manager will not cause the Company to exit any co-investment unless the Manager determines it to be in the best interests of the Company.

Authority to Conduct Future Offerings; Amendments to the Operating Agreement.

Subject to applicable law, the Manager has the discretion to unilaterally amend the Operating Agreement in connection with future capital raising activities, including, without limitation, to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to allocations or distributions, qualifications and terms and conditions of redemption for Units. As a general matter, the Manager expects to structure any future offerings of equity, debt, or rights convertible into equity in the Company in a manner it deems is in the best interests of the Company and in furtherance of the with the Company’s investment program and strategy.

Determination of the NAV.

The Class B Member of the Operating Company is entitled to the Incentive Allocation and certain affiliates of the Manager own Units in the Company (such interests, collectively, the “Affiliated Interests”). As noted above, the NAV will be determined by the Manager. While the Manager believes that it will use reasonable methods in determining NAV (including through the use of third party appraisals), the Affiliated Interests create an incentive for the Manager to set a higher NAV than if the Manager and affiliates of the Manager did not have Affiliated Interests.

Allocation of Expenses.

From time to time, the Manager will be required to decide: (i) whether certain operating expenses should be borne by the Company, the Manager, or other entities that are affiliated with or managed by the Manager or an affiliate; and (ii) whether and how certain operating expenses, including without limitation, research and software expenses, should be allocated between such persons. The Manager will allocate operating expenses on a basis reasonably determined by the Manager in good faith under the circumstances and considering such factors as it deems relevant. The allocations of such expenses may not be proportional and any such determinations of allocating expenses involve inherent matters of discretion (e.g., determining to allocate pro rata based on the number of entities receiving the related services or benefits, the frequency of use of the related services or benefits, or in accordance with the relative asset size of the applicable entities).

Policies Relating to Conflicts of Interest

Other than as described above, the Company has not adopted and does not intend to adopt specific policies in respect of transactions with affiliates. The Company may, in the Manager’s sole discretion, engage in one or more transactions with affiliates, including without limitation, to acquire investments or to incur indebtedness.

DESCRIPTION OF MEMBERSHIP INTERESTS AND CERTAIN PROVISIONS OF THE AMENDED AND RESTATED OPERATING AGREEMENT

The following is a summary of the Units, certain provisions of Delaware law, and certain provisions of the Operating Agreement attached hereto as Exhibit 2.2. This summary is qualified in its entirety by reference to the Operating Agreement, which should be reviewed in its entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, the provisions of the Operating Agreement will apply. Capitalized terms used in this summary (and elsewhere in this Offering Circular) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

General

The Company is a Delaware limited liability company. The Operating Agreement provides for one class of membership interest, the Units. The Operating Agreement authorizes the Company to issue an unlimited number of Units with the approval of the Manager but without Member approval, and authorizes the Manager to create additional series or classes of units. Members have no conversion, exchange, sinking fund or appraisal rights, and no pre-emptive rights to subscribe for any securities of the Company.

Distributions

Distributions from the Operating Company and Company will be made on an Investment-by-Investment basis, and may be made at any time as determined by the Manager in its discretion. In general, distributions of Cash Flow will be made quarterly within 45 days of the end of each calendar quarter. Distributions of Distributable Sales Proceeds will generally be distributed as soon as practicable after receipt thereof.

The Manager will withhold from any distribution amounts necessary for payment of expenses and liabilities of the Company or its subsidiaries, including payments to the Manager or its affiliates (See “Management Compensation”) and any additional amount considered appropriate by the Manager to create cash reserves for taxes, debt service, future expenses related to the Company’s operation, insurance, repairs, replacements or renewals and/or other obligations, costs, expenses and liabilities, contingent or otherwise anticipated by the Manager.

Distributions from the Operating Company

•	Distributions of Cash Flow will be made: (1) 70% to the Company; and (2) 30% to the Class B Member.

•	Distributions of Distributable Sales Proceeds will be made:

o	First, to the Company until the Company has received distributions equal to the Company’s aggregate unreturned Capital Contributions made to the Operating Company;

o	Thereafter, (1) 70% to the Company; and (2) 30% to the Class B Member.

Distributions from the Company

•	Distributions of Cash Flow and Distributable Sales Proceeds will be made 100% to the Members, pro rata, in proportion to their Units.

Members will be eligible for distributions as of the date their subscription documents are accepted by the Company.

Voting Rights

Members will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Units. Each outstanding Unit entitles the holder to one vote on all matters submitted to a vote of the Members. Members holding 75% of the Units in the Company may vote to remove the manager and elect a successor manager. Members have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding the Company’s business.

Expenses

Except as otherwise noted herein, the Company (either directly or through the Operating Company or Property Entities) will be responsible for paying, or reimbursing the Manager, for all costs and expenses incurred in the formation and operation of the Company, Properties, including but not limited to legal and accounting expenses, software, fees for outside services, the costs of annual audits, financial statements, tax preparation, custodial fees, insurance and litigation expenses, taxes (including property taxes on Properties, as applicable), bank service fees, annual governmental fees and charges, travel, salaries and benefits for on-site Property personnel (e.g., front-desk workers and facilities crews located at a Property), acquisition expenses and fees, contractors, construction expenses, capital expenses, servicing expenses, and due diligence costs and expenses, and all other non-recurring or extraordinary expenses properly chargeable to the Company. In addition, the Company may enter into financing, sales and marketing, and leasing agreements with affiliates on prevailing market rate terms. Except as otherwise provided herein, the Manager will be responsible for the expenses of its own operations, including office space and facilities, salaries, furniture and fixtures, and other office equipment.

Duties of Manager

The Manager in its sole discretion has full, complete and exclusive right, power, and authority to exercise all the powers of the Company in order to do all things necessary to effectuate the purposes of the Company as more fully set forth in the Operating Agreement. The Manager is accountable to the Company as a fiduciary, subject to certain limitations set forth in the Operating Agreement, and, consequently, must exercise good faith in handling the affairs of the Company.

Resignation or Removal of the Manager

A Manager of the Company may resign on thirty (30) days written notice to the Members of the Company, which may require approval of a lender if a loan was conditioned on the qualifications of the Manager. The Manager may be removed by the Members by the affirmative vote of Members holding 75% of the Units in the Company. Members holding at least 75% of the Units in the Company may elect a successor manager in the event of resignation or removal.

Indemnification of Manager

The Operating Agreement provides that no Indemnitee (defined below) will be liable to any Member or the Company for any action or inaction not finally determined by a court of competent jurisdiction to constitute wilful misconduct, or for losses due to such mistakes, action, or inaction, or to the gross negligence, dishonesty, or bad faith of any employee, broker or other agent of the Company. The Manager may consult with reputable legal counsel and accountants of nationally-recognized standing in respect of Company affairs and be fully protected and justified in any reasonable action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that such counsel or accountant has been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the foregoing shall not be construed so as to relieve (or attempt to relieve) any person of any liability to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law.

The Operating Agreement also provides that the Company will indemnify the Manager, its affiliates, and their respective officers, managers, employees, directors, agents, investment committee members, stockholders, members, and partners and any other person who serves at the request of the Manager on behalf of the Company as an officer, manager, director, partner, member, advisor, employee, or agent of any of such entities (“Indemnitees”) to the fullest extent permitted by law, against all losses, claims, damages, expenses, liabilities, and actions arising from the Indemnitees activities on behalf of the Company, in furtherance of the interest of the Company, otherwise arising out of or in connection with the Company or any Investment or breach of the Operating Agreement (“Losses”); provided, however, that the Company will not be liable in any such case to the extent that, in the final judgment of a court of competent jurisdiction, such Losses are found to have arisen from an Indemnitee’s own fraud, wilful misconduct, gross negligence, bad faith, or intentional and material breach of the Operating Agreement.

Expenses incurred in defending an action, suit or proceeding, if requested by an Indemnitee, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such Indemnitee to repay such amount plus reasonable interest in the event that, in the final judgment of a court of competent jurisdiction, such Indemnitee is found to have committed fraud, wilful misconduct, gross negligence, bad faith, or an intentional and material breach of the Operating Agreement, and such losses have resulted therefrom.

Other Activities of the Manager

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in with the Company, with no obligation to offer to the Company or any Member the right to participate therein. The Company may transact business with any Manager, Member, or any officer, agent or affiliate thereof at market rates, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties. The Company may also borrow money from the Manager, Member or any officer, agent or affiliate thereof at market rates, provided the terms of any such loan are no less favorable than those the Company could obtain from unrelated third parties. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

Limits on Liability of Members

Under the terms of the Operating Agreement and Delaware law, Members could, under certain circumstances, be required to return distributions made by the Company to satisfy unpaid debts of such Company that were in existence at the time the distributions were made. Otherwise, Members generally are not liable for the debts and obligations of the Company beyond upon payment in full of the consideration payable with respect to the Units.

Transfers

A Member may assign his, her or its Units only if certain conditions set forth in the Operating Agreement are satisfied and any transfer of Units requires Manager approval. If a Member finds a willing buyer, that buyer must meet all eligibility standards and other requirements applicable to subscribers, consent in writing to be bound by all the terms of the Operating Agreement, indemnify the Company from any liability arising from the transfer, and pay all reasonable expenses incurred by the Company in connection with the transfer. In addition, the Manager must have consented in writing to the transfer. The Manager may withhold this consent in its sole and absolute discretion.

Each distribution will be paid to the person who the Company’s records show to be the Member or transferee associated with each particular Unit as of the date a distribution is declared. Transferors who owned one or more Units for part of a distribution period but did not own those Units on the date the distribution was declared will not receive any distributions on account of the transferred Units.

Reports

The Manager intends to provide periodic reports to the Members regarding the Company and its performance, and will provide financial statements to Members annually within 120 days after the end of each fiscal year (or as soon as reasonably practicable thereafter). U.S. federal income tax information will be provided annually.

The Company will file updated offering circulars and offering circular supplements with the SEC. The Company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. In addition, the Company will provide Members directly with periodic updates, including offering circulars, offering circular supplements, pricing supplements, and other information. The Company will provide such periodic updates electronically through a web based portal and/or through the Transfer Agent, and documents will be provided electronically. The Company will provide Members with paper copies at any time upon request.

Dissolution and Liquidation

The Company will be dissolved upon the sale or disposition of all or substantially all of the Company’s assets or the determination by the Manager to terminate the Company. The assets of the Company will be liquidated as follows: (i) to payment of debts and liabilities of the Company; (ii) to establish reserves reasonably necessary for contingent or unforeseen liability or obligations; (iii) to the payment of debts and other liability owed to any Member; and (iv) in the same manner as distributions from Distributable Sales Proceeds.

Authority to Conduct Future Offerings.

Under the Operating Agreement, but subject to applicable law, the Manager has the discretion to issue additional equity interests in the Company, debt, or rights convertible into equity interests in the Company and to alter the terms of equity in the Company (including, without limitation, to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to allocations or distributions, qualifications and terms and conditions of redemption for each class or series of equity).

Amendment

The Manager may amend the Operating Agreement without a vote of Members to reflect changes in contributions and membership, to admit or effect withdrawals of Members, to correct any ambiguous, false or erroneous provision, or otherwise; provided, the amendment will not have a material adverse effect on the rights, privileges, and powers of the Members as a group. Otherwise, proposed amendments must be approved in writing by holders representing a majority of the Units. However, a Member will be deemed to have consented to any proposed amendment if the Member does not respond within a specified period (which will not be less than 15 days).

Power of Attorney

Members will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each Member grants to the Manager a power of attorney to, among other things, execute and file documents required for the qualification, continuance, or dissolution of the Company. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

CERTAIN U.S. FEDERAL INCOME TAXATION CONSIDERATIONS

THE FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED IN THIS OFFERING CIRCULAR NECESSARILY ARE GENERAL AND MIGHT VARY DEPENDING ON EACH MEMBER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain aspects of the U.S. federal income taxation of the Company and its Members.

The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder (the “Regulations”), and certain other guidance and authority in existence on the date hereof, all of which may be amended or revised (potentially with retroactive effect). The Company has not, and currently does not intend to, seek a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state, or local agency with respect to any of the tax issues affecting the Company, nor has it obtained an opinion of counsel with respect to any U.S. federal tax issue, including the Company’s qualification as a “real estate investment trust” under the Code (a “REIT”).

The following summary does not discuss or purport to discuss all of the tax consequences that may be relevant to a particular Member or to certain types of Members that are subject to special treatment under U.S. federal income tax laws. In particular, the following discussion does not apply to Members who are: broker-dealers; financial institutions; insurance companies; non-U.S. Members (as defined below); persons holding 10% or more (by value) of outstanding Units; persons holding Units as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; persons holding Units on behalf of other persons as nominees; persons holding Units through a partnership or other pass-through entity; persons subject to the alternative minimum tax provisions of the Code; REITs; regulated investment companies; subchapter S corporations; non-U.S. governments; trusts and estates; U.S. expatriates; or (except to the extent discussed below in “Taxation of Certain Tax-Exempt Members”) tax-exempt organizations or other persons owning Units through a tax-exempt or tax-deferred arrangement such as an account that qualifies as an individual retirement account under the Code.

Taxation of the Company: REIT Qualification and Taxation

As referenced above, the Company has elected, and intends, to be treated for U.S. federal income tax purposes as a REIT. A REIT generally is not subject to U.S. federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code.

Qualification and taxation as a REIT depends upon the Company’s ability to satisfy various qualification tests imposed under the Code through actual annual and quarterly operating results, distribution levels, and diversity of Unit ownership. Although the Company operates in a manner intended to satisfy such requirements, no assurance can be given that the actual results of operations for any particular taxable year will satisfy such requirements. The provisions of the Code, Regulations and other U.S. federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. Certain aspects of the laws that govern the U.S. federal income tax treatment of a REIT are summarized below, but the summary is qualified by applicable Code provisions, rules and Regulations promulgated thereunder, and administrative and judicial interpretations and decisions. Further, the anticipated income tax treatment described herein may be changed, with potentially retroactive effect, by legislative, administrative or judicial action at any time.

General REIT Principles. In general, in each year in which the Company qualifies as a REIT, it will not be subject to U.S. federal income tax as long as it distributes all its REIT taxable income. However, even if the Company qualifies as a REIT, it will still be subject to federal income tax as follows:

1.	Federal income tax will be imposed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

2.	Under certain circumstances, the Company may be subject to the corporate alternative minimum tax.

3.	Federal income tax will be imposed at the highest corporate rate on (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, and (b) other nonqualifying income from foreclosure property.

4.	A 100% penalty tax will apply to net income from “prohibited transactions.” Prohibited transactions are certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least two years, foreclosure property, and property involuntarily converted.

5.	A penalty tax will apply to the Company if it fails to satisfy the gross income or the asset tests (described in further detail below), but nonetheless maintains its qualification as a REIT because certain other requirements have been satisfied. Similarly, a penalty tax will apply to the Company if it maintains its REIT status despite its failure to satisfy one or more REIT qualification requirements other than the gross income tests and asset tests.

6.	If the Company fails to distribute during each calendar year at least the sum of (x) 85% of its ordinary income for such year, (y) 95% of its net capital gain income for such year, and (z) any undistributed taxable income from prior periods, it will be subject to a 4% nondeductible excise tax on the excess of such amounts over the amount distributed.

7.	If the Company were determined to have been taxable as a C corporation prior to becoming a REIT, then during the ten-year period beginning on the first day of the first taxable year for which its REIT election is effective (the “Recognition Period”), any gain recognized by the Company on the disposition of any property held by the Company or any partnership in which an interest was held as of the beginning of such Recognition Period will be subject to tax at the highest corporate rate to the extent of the excess of (x) the fair market value of such property as of the beginning of such Recognition Period, over (y) the adjusted tax basis of the Company or the partnerships in such property as of the beginning of such Recognition Period (the “Built-in Gain”).

8.	If the Company acquires any asset from a C corporation in a transaction in which the adjusted tax basis of the asset in the hands of the Company is determined by reference to the adjusted tax basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the Company, then the Built-in Gain will be subject to tax at the highest regular corporate tax rate.

9.	A 100% tax will apply to any “redetermined rents,” “redetermined deductions,” “excess interest,” and “redetermined TRS service income” (in each case, as defined under the Code).

If the Company fails to qualify as a REIT in any year, it would be subject to U.S. federal income tax in the same manner as a C corporation. Further, unless entitled to relief under specific statutory provisions, the Company would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to predict whether the Company would be entitled to such statutory relief.

REIT Qualification—Organizational Requirements. The Code defines a REIT as a corporation, trust or association: (1) managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as determined under the Code, at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code requires conditions (1) through (4) to be met during the entire taxable year, condition (5) to be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months (other than for the REIT’s first taxable year), and that condition (6) to be met during the last half of each taxable year (other than the REIT’s first taxable year).

In order to ensure compliance with the ownership tests described above, the Operating Agreement restricts the transfer of Units in certain situations. In addition, Members may be required as a condition to obtaining Units to agree to additional transfer restrictions in a subscription agreement. There can be no assurance that such restrictions will not be deemed to violate requirement (2) above. Moreover, to evidence compliance with the share ownership requirements, the Company will maintain records which disclose actual ownership of outstanding Units. To comply with these requirements, it is possible that the Company would request and disclose certain information about a Member and its beneficial owners.

REIT Ownership of Partnerships. Regulations provide that a REIT that is a partner in a partnership is deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share of capital. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of a REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, a REIT’s proportionate share of the assets and items of income of any partnership will be treated as such REIT’s assets and items of income for purposes of applying the requirements described below.

Asset Tests. At the close of each quarter of a REIT’s taxable year, such REIT generally must satisfy several tests relating to the nature of its assets. First, at least 75% of the value of such REIT’s total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, certain debt obligations of other REITs, certain ancillary personal property, cash, cash items, government securities, and certain temporary investments. Second, although the remaining 25% of such REIT assets generally may be invested without restriction, the value of any one issuer’s securities owned by the REIT in this class (other than securities of a TRS), generally may not exceed either (1) 5% of the value of such REIT’s total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of such REIT’s assets can be represented by securities of one or more “taxable REIT subsidiaries” or “TRSs” (described below). Fourth, not more than 25% of the total value of such REIT’s total assets can be represented by certain debt obligations of other REITs. Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership. Debt of an issuer will not count as a security for purposes of the 10% value test, however, if the security qualifies for any of a number of exceptions applicable, for example, to “straight debt,” as specially defined for this purpose, to certain debt issued by partnerships, and to certain other debt that is not considered to be abusive and that presents minimal opportunity to share in the business profits of the issuer. Solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership will be based upon a REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, its interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), valuing any debt instrument at its adjusted issue price.

The Company’s failure to satisfy one or more of the asset tests would not necessarily result in a loss of REIT status if (1) the Company came into compliance within a specified period after identifying the failure, (2) in the case of certain asset test failures, the failure was due to reasonable cause and not to willful neglect and (3) the Company pays a penalty excise tax.

Gross Income Tests. For each taxable year, a REIT must satisfy two separate tests that measure the REIT’s sources of income.

75% Test. At least 75% of a REIT’s gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property; (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than dealer property; (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by such REIT.

Certain limitations apply to the ability of interest and rental income to be treated as “qualifying income” in satisfying the 75% test (or the 95% test described below). Rents received by the REIT directly, through partnerships in which it has a direct or indirect ownership interest will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions, including the following, are met. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. However, the REIT (or its affiliates) is permitted to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, rents will not qualify as “rents from real property” if they are based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant’s gross receipts or sales). Finally, rents (other than rents received from TRSs if certain requirements are met) derived from tenants that are at least 10% owned, directly or constructively, by the REIT do not qualify as “rents from real property” for purposes of the gross income requirements. A REIT may have limited or no ability to prevent the receipt of some amounts of non-qualifying income in light of the nature of the portfolio investments expected to be made by such REIT.

95% Test. In addition to deriving 75% of a REIT’s gross income from the sources listed above, at least 95% of such REIT’s gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. For purposes of determining whether such REIT complies with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (generally, sales of dealer property). Income from certain hedging transactions also may be disregarded in certain situations.

Even if the Company failed to satisfy one or both of the gross income tests for any taxable year, it may still qualify as a REIT for such year if entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company’s failure to comply is due to reasonable cause and not to willful neglect, and the Company timely complies with requirements for reporting each item of its income to the IRS. However, it is impossible to predict whether the Company will be entitled to the benefit of these relief provisions in the future. Even if these relief provisions applied, the Company would still be subject to a special tax in connection with the failure.

Taxable REIT Subsidiaries. A REIT and a C corporation in which such REIT owns stock may make a joint election for such subsidiary to be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to REIT tenants, without causing its parent REIT to receive impermissible tenant service income under the REIT gross income tests. However, a TRS is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied.

The securities of a TRS are not subject to the 5% asset test and the 10% vote and value tests previously discussed. Instead, as previously noted, a separate asset test applies to TRSs. The Company currently intends to hold interests in one or more TRSs.

Annual Distribution Requirements. To qualify as a REIT, the Company must distribute dividends (other than capital gain dividends) to its Members each year in an amount equal to at least (A) the sum of (i) 90% of its REIT taxable income (computed without regard to the dividends paid deduction and its net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of REIT taxable income. Such distributions must be paid in the taxable year to which they relate or, in limited circumstances, in the following taxable year. To the extent that the Company does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. Furthermore, if the Company fails to distribute during each calendar year at least the sum of (1) 85% of the its ordinary income for such year, (2) 95% of its net capital gain income for such year, and (3) any undistributed taxable income from prior periods, it is subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains it elected to retain and pay tax on.

If the Company does not have sufficient cash or other liquid assets to meet its annual REIT distribution requirement, it may issue a qualifying stock dividend or arrange for borrowings (on terms that may not be favorable to the Company) in order to maintain its REIT status. Alternatively, the Company may make “consent dividends” to the extent of any shortfall in available cash. A consent dividend is an amount that the owners of a REIT agree to treat as having been distributed by the REIT and then contributed by the distributees to the capital of the REIT. In such event, the Company’s Members would be treated as receiving additional taxable income but would not receive a concurrent corresponding cash distribution. Such Members’ tax basis in their Units would be increased by the amount of their consent dividends, and the amount of taxable gain realized upon a sale of Units or the termination of the Company would therefore be reduced. Under certain circumstances, the Company may rectify a failure to meet the REIT distribution requirement for a year by paying “deficiency dividends” to its Members in a later year, which may be included in the Company’s deduction for dividends paid for the earlier year. Thus, the Company may avoid being taxed on amounts distributed as deficiency dividends. The Company would, however, be required to pay interest based on the amount of any deduction taken for such deficiency dividends.

As long as the Company qualifies as a REIT, its distributions (including deemed distributions resulting from consent dividends) made to Members out of current or accumulated earnings and profits will generally be treated as ordinary income except (i) dividends designated as “capital gain dividends,” which are treated as long-term capital gain (to the extent that they do not exceed the Company’s actual net capital gain for the taxable year) without regard to the period for which any Member has held Units, and (ii) dividends designated as “qualified dividend income,” which are taxed at the same rate as long-term capital gain (to the extent they do not exceed the Company’s actual qualified dividend income and REIT taxable income for the taxable year). Distributions by the Company in excess of current and accumulated earnings and profits will generally not be taxable to the extent that they do not exceed the adjusted tax basis of a recipient Member’s Units, but rather will reduce the adjusted tax basis of such Units. If such distributions exceed such adjusted tax basis, the Member will be required to treat the excess as long-term capital gain (or short-term capital gain if the Units have been held for one year or less). In addition, any dividend declared by a REIT in October, November or December of any year shall be treated as both paid by the REIT and received by its Members on December 31 of such year, provided that the dividend is actually paid by the REIT during January of the following calendar year.

Prohibited Transactions. A REIT is subject to a 100% tax on its net income from prohibited transactions. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by the REIT or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. In general, a prohibited transaction does not include the sale or other disposition of property held by the REIT for no less than 2 years, provided that the REIT satisfies other requirements with respect to such property. Nonetheless, no assurance can be given that any property that the Company sells will not be treated as property held for sale to customers, or that the Company can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Tax Aspects of the Operating Company and any Subsidiary Partnerships

General. Substantially all of the Company assets will be held through the Operating Company. In addition, the Operating Company may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, the Company will include the Company’s pro rata share of assets held by the Operating Company, including the Company’s share of its subsidiary partnerships and limited liability companies, based on the Operating Company’s capital interest in each such entity.

Entity Classification. The Company’s interests in the Operating Company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if: (i) it elects to be taxed as a corporation; or (ii) it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Regulations. If the Operating Company or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of the Company’s assets and items of gross income would change and could prevent the Company from qualifying as a REIT. See “Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of the Operating Company, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, the Company might incur a tax liability without any related cash distributions. The Manager does not anticipate that the Operating Company or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Legislation was enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the entity level, but with respect to tax returns for taxable years beginning after December 31, 2017, unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Company or its subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment. Many issues and the overall effect of this new legislation on the Company are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Company’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Taxation of U.S. Members

As used herein, the term “U.S. Member” means a beneficial owner of Units that is, for U.S. federal income tax purposes:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the U.S.;

•	a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	in general, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. Members.

If a Member is not a “U.S. Member,” such Member is a “Non-U.S. Member.” If a partnership holds Units, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Each partnership holding Units, as well as each partner therein, should consult independent tax advisors regarding the potential tax consequences of the ownership and disposition of Units.

Taxation of Distributions. As long as the Company qualifies as a REIT, distributions made by the Company to taxable U.S. Members out of the Company’s current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. Members. Corporate Members will not be eligible for the dividends received deduction with respect to these distributions. U.S. Members that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). In addition, Regulations impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. Member (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property (e.g., pursuant to a short sale). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, this deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. Member to the extent that the distributions do not exceed the adjusted basis of the holder’s Unit. Rather, such distributions will reduce the adjusted basis of the Unit. To the extent that distributions exceed the adjusted basis of a U.S. Member’s Unit, the U.S. Member generally must include such distributions in income as long-term capital gain if the Units have been held for more than one year, or short-term capital gain if the Units have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if the Company declares a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, the Company will be treated as having paid the dividend, and the Member will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution the Company pays up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of the Company’s earnings and profits. As a result, U.S. Members may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. The Company may elect to designate distributions of its net capital gain as “capital gain dividends” to the extent that such distributions do not exceed the Company’s actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. Members as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the Members have held their Units. If the Company designates any portion of a dividend as a capital gain dividend, the amount that will be taxable to the Members as capital gain will be indicated to U.S. Members on IRS Form 1099-DIV. Corporate Members, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Taxation of Sale. Upon any taxable sale or other disposition of Units, a U.S. Member will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between: the amount of cash and the fair market value of any property received on such disposition; and the U.S. Member’s adjusted basis in such Unit for tax purposes. Gain or loss will be capital gain or loss if the Unit has been held by the U.S. Member as a capital asset. The applicable tax rate will depend on the Member’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket. In general, any loss upon a sale or exchange of Units by a U.S. Member who has held such Units for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from the Company received by such U.S. Member that are required to be treated by such U.S. Member as long-term capital gains.

U.S. Federal Income Tax Rates; Capital Gains and Losses. As of the date of this Offering Circular, the maximum corporate U.S. federal income tax rate applicable to ordinary income and net capital gain is 21%, and for individuals, the maximum U.S. federal income tax rates is 37% for ordinary income and net short-term capital gain, and 20% for net long-term capital gain and “qualified dividend income.” In addition, certain U.S. Members are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Members, the additional Medicare tax applies to the lesser of (x) “net investment income” (i.e., gross investment income reduced by the deductions that are allocable to such income), or (y) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly). Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. The amount of tax payable by any Member will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters.

Taxation of Certain Tax-Exempt Members

UBTI. If a Unit is treated as “debt-financed property,” then proceeds that certain tax-exempt Members (such as certain individual retirement accounts) receive from the Company may be treated as “unrelated debt-financed income” that is subject to the unrelated business income tax. A Unit generally should not be treated as debt-financed property if (1) neither it nor any entity through which such Unit is acquired is (or has been) subject to any “acquisition indebtedness,” as determined for purposes of Code section 514, and (2) such Unit is not otherwise used in an unrelated trade or business of a tax-exempt Member. However, a portion of the dividend income generated by an investment in the Company and received by certain domestic private pension trusts may be treated as unrelated business taxable income to such trusts if the Company is treated as a “pension-held REIT.” The Company does not expect (and intends not) to become a “pension-held REIT.” Pension plans are nevertheless urged to consult their tax advisors regarding the possible application of the pension-held REIT rules.

Information Withholding and Backup Reporting

In general, information-reporting requirements will apply to distributions on, and sales of, Units. Further, the payor will be required to withhold backup withholding tax on such payments at the rate of 24% if:

•	the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

•	the IRS notifies the payer that the TIN furnished by the payee is incorrect;

•	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

•	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some Members, including corporations, may be exempt from backup withholding. Any amounts that are withheld under the backup withholding rules may be refunded or credited against the U.S. Member’s U.S. federal income tax liability if certain required information is timely furnished to the IRS.

Possible Legislative or Other Actions Affecting Tax Considerations

The U.S. federal income tax may be modified by legislative, judicial or administrative action at any time, and any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of Regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Company.

State, Local, and Non-U.S. Taxes

This summary makes no attempt to discuss the potential state, local, or non-U.S. taxes that may be borne by the Company or by a Member in respect of a Unit, including any such taxes imposed in states where the Company (or its subsidiaries) may own properties or carry on activities. However, Members should nevertheless consider the state, local, and non-U.S. tax consequences of an investment in the Company. State, local, and non-U.S. laws often differ from U.S. federal income tax laws with respect to the treatment, calculation and timing of recognition of specific tax items. The Company owns property in a number of states. Members may be required to file state income tax returns and pay tax in those states. The Company urges prospective investors to consult their own tax advisor on all matters relating to state, local, and non-U.S. taxation, including:

•	whether the state or non-U.S. jurisdiction in which the prospective investor resides will impose a tax upon proceeds attributable to an investment in the Company;

•	whether an income tax or other return must also be filed in those states where the Company or its subsidiaries own properties;

•	whether the prospective investor will be subject to state income tax withholding in states where the Company or its subsidiaries own properties; and

•	whether states where the Company or its subsidiaries own properties will impose other taxes on the Company.

Prospective investors should consult with their own personal tax advisors with respect to the impact of applicable state and local taxes on a proposed investment in the Company.

THE FOREGOING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX ASPECTS IS NOT INTENDED TO BE A COMPLETE SUMMARY OF THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN INDEPENDENT TAX ADVISORS REGARDING A POTENTIAL INVESTMENT IN THE COMPANY.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. The Company will be required to keep making these reports unless the Company files a Form 1-Z to exit the reporting system, which the Company will only be able to do if the Company has less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, the Company will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The Company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

COMMUNE OMNI FUND, LLC

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2024 and

For the period from February 22, 2024 (inception) to December 31, 2024

COMMUNE OMNI FUND, LLC

Consolidated Financial Statements
As of December 31, 2024 and

For the period from February 22, 2024 (inception) to December 31, 2024

To the Members of

Commune Omni Fund, LLC

Westlake Village, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Commune Omni Fund, LLC and subsidiary (collectively, the “Company”), which comprise the consolidated balance sheet as of December 31, 2024 and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the period from February 22, 2024 (inception) to December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and the results of the Company’s operations and its cash flows for the period from February 22, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 7 to the consolidated financial statements, the Company has not yet commenced planning principal operations, has not yet generated revenues or profits, and plans to incur significant costs in pursuit of its capital financing plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

February 25, 2025

Artesian CPA, LLC

1312 17th Street #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

COMMUNE OMNI FUND, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2024

ASSETS	2024
Assets
Cash	$-
Deferred Offering Cost	156,634

TOTAL ASSETS	$156,634

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)

Liabilities
Due to Related Party	$223,559

Total Liabilities	223,559

Members' Equity/(Deficit)	(66,925)

Total Members' Equity/(Deficit)	(66,925)

TOTAL LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)	$156,634

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 22, 2024 (INCEPTION) TO DECEMBER 31, 2024

2024
Revenues	$-

Operating Expenses
Legal Fees	55,019
Accounting	9,850
Dues & Subscriptions	2,056

Total Operating Expenses	66,925

Net Loss	$(66,925)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM FEBRUARY 22, 2024 (INCEPTION) TO DECEMBER 31, 2024

	Accumulated Deficit	Capital Contributions	Total Members’ Equity/(Deficit)
Balance at February 22, 2024 (Inception)	$-	$-	$-

Net Loss	(66,925)	-	(66,925)

Balance at December 31, 2024	$(66,925)	$-	$(66,925)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 22, 2024 (INCEPTION) TO DECEMBER 31, 2024

2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(66,925)

Net Cash Used in Operating Activities	(66,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Funds Advanced by Manager	223,559
Deferred Offering Costs	(156,634)

Net Cash Provided by Financing Activities	66,925

Net Change in Cash	-

Cash at the Beginning of the Period	-

Cash at the End of the Period	$-

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Income Taxes	$-
Cash Paid for Interest	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

COMMUNE OMNI FUND, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024 AND

FOR THE PERIOD FROM FEBRUARY 22, 2024 (INCEPTION) TO DECEMBER 31, 2024

NOTE 1 – DESCRIPTION OF THE COMPANY

Commune Omni Fund, LLC, (the “Company”) is a Delaware limited liability company that was formed on February 22, 2024. The purpose of the Company is to: (i) purchase, manage, and dispose of investments in real property selected by the Manager; and (ii) engage in such activities necessary, incidental or ancillary thereto and any other lawful act or activity for which limited liability companies may be organized under the law in furtherance of the foregoing.

Commune Omni Fund OC, LLC, (the “Subsidiary”) a Delaware limited liability company that was formed on February 22, 2024, is a subsidiary of the Company. The purpose of the Subsidiary is to: (i) purchase, manage, and dispose of investments in real property selected by the Manager (each such property a “Property" and collectively, the "Properties"); and (ii) engage in such activities necessary, incidental or ancillary thereto and any other lawful act or activity for which limited liability companies may be organized under the law in furtherance of the foregoing.

The Company and its Subsidiary are managed by its managing member, Commune Omni Fund Management, LLC (the “Manager”).

As of December 31, 2024, the Company and its Subsidiary have not yet commenced operations. Once the Company and its Subsidiary commence their planned principal operations, they will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The accompanying consolidated financial statements include the accounts of Commune Omni Fund, LLC and Commune Omni Fund OC, LLC. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2024, no bank accounts exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds of the offering. As of December 31, 2024, the Manager has incurred $156,634 in offering expenses.

Fair Value of Financial Instruments

Entities are permitted under GAAP to elect to measure certain financial instruments and certain other items at either fair value or cost. We have elected the cost measurement option in all circumstances where we had an option.

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable for any financial assets or liabilities that are carried at fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Interest Income and Expenses

Interest income and expenses are recorded on the accrual basis of accounting.

Income Taxes

The Company intends to elect to be taxed as a Real Estate Investment Trust (REIT). The Company files income tax returns in the U.S. Federal and State jurisdictions. The Company is not currently under examination. Management has determined that the Company does not have any uncertain tax positions or associated unrecognized benefits that materially impact the consolidated financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such a challenge.

Revenue Recognition

The Company does not currently generate any revenues. Revenues are expected to be generated at the Subsidiary level after Properties are acquired, developed, and placed into service. Rental revenue, net of concessions, will be recognized on a straight-line basis over the term of the lease.

The Company has adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company and each Partner determine revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company and the Subsidiary expect to be entitled to in exchange for those goods or services. As a practical expedient, the Company and the Subsidiary do not adjust the transaction price for the effects of a significant financing component if, at contract inception.

Organization Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our consolidated financial statements.

NOTE 3 – INVESTMENT IN PROPERTY

As of December 31, 2024, the Company does not own any properties.

NOTE 4 – OTHER ASSETS

As of December 31, 2024, there are no other assets to be reported.

NOTE 5 – PROPERTY AND EQUIPMENT

As of December 31, 2024, there is no property or equipment held.

NOTE 6 – RELATED PARTY TRANSACTIONS

Management Fees

In accordance with the Limited Liability Company Agreement dated February 22, 2024, Commune Omni Fund Management, LLC, (the Manager) serves as the Manager for the Company. As compensation for its services, the Company will pay the Manager an annual asset management fee, attributed to each Member, pro rata, based on their respective Units, equal to 2.0% annualized of the sum of the aggregate net value of the Properties owned by the Company or its subsidiaries. As of December 31, 2024, no management fees are owed by the Company and its Subsidiary to the Manager.

As of December 31, 2024, the Company owed the Manager $223,559 for costs paid related to deferred offering costs and operating expenses. These advances are non-interest bearing and considered payable upon demand.

NOTE 7 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiary have a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans and operations, and has not generated any revenues or profits as of December 31, 2024. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s and its subsidiary’s ability to continue as a going concern in the next periods are dependent upon their ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company and its subsidiary will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and its subsidiary be unable to continue as a going concern.

NOTE 8 – MEMBERS’ EQUITY/(DEFICIT)

Pursuant to the terms of the operating agreement, the Manager will be responsible for directing the management of the business and affairs, managing our day-to-day affairs, and making decisions related to investments and dispositions.

Pursuant to the operating agreement, the Manager will receive fees and expense reimbursements for services relating to the Company’s offering and investment management services.

Members intending to become a common unit holder shall be obligated to pay the Company the amount due for each common unit to be acquired upon such person's admission to the Company as a common unit holder, and the admission of such person as a common unit holder in respect thereof shall be contingent upon the Company receiving full payment of such amount.

No Member may withdraw any amount from the Company unless such withdrawal is made pursuant to the guidelines in the operating agreement or a dissolution of the entity. Redemptions of common units can be made at the Company’s option a at redemption price determined by the Manager.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Company may pay dividends to the common unit holders in proportion to their respective common units at such times and in such amounts as shall be determined by the Manager in its sole discretion. The Company intends to distribute at least 90% of its taxable net income, as required to qualify as a real estate investment trust.

The Company owns all of the Class A membership interests in the Subsidiary. Distributions of cash flow from the Subsidiary will be paid 70% to the Company, and 30% to the member holding the Class B membership interest. Distributions of distributable sales proceeds from the Subsidiary will be paid first to the Company until the Company has received distributions equal to the Company’s aggregate unreturned capital contributions made to the Subsidiary; thereafter distributions will be paid 70% to the Company, and 30% to the member holding the Class B membership interest.

NOTE 9 –COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through February, 25 2025, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

APPENDIX A:

PRIOR PERFORMANCE TABLES

The information in these prior performance tables is provided as of December 31, 2024. This information should be read together with the summary information included in the “Prior Performance Summary” section of this Circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in the Prior Program.

The following prior performance tables provide information relating to the real estate investment programs sponsored by Sponsor. These programs consist of:

•	Commune Multi-Family, LLC (“Multi-Family”), which is a blind pool vehicle that primarily acquires and develops multi-family and mixed used properties;

•	Commune Fund V, LLC (“Fund V”), which is a blind pool vehicle that primarily acquires and develops multi-family properties;

•	Commune Mar Vista Investors, LLC (“Mar Vista Investors”), which was formed for the purpose of acquiring and developing one specific multi-family property; and

•	Commune VTA Investors, LLC (“VTA Investors”), which was formed for the purpose of acquiring and developing one specific multi-family property.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2024, and is limited to Similar Programs. The following tables are included in this Appendix:

Table	Similar Programs Included in Table
Table I - Experience in Raising and Investing Funds	Programs the offering of which was closed within the last three years
Table II - Compensation to Sponsor	Programs from which Sponsor received compensation during the last three years
Table III - Operating Results of Prior Programs	Programs the offering of which closed within the last five years
Table IV - Results of Completed Programs	Programs completed (no longer own properties) within the last five years.
Table V - Sales or Disposals of Properties	Programs that have sold property within the last three years
Table V - Acquisition of Properties	Purchases of properties within the last three years

Table I – Manager Experience (unaudited)

This table sets forth the Manager’s historical experience for Similar Projects that started to raise capital in the last three years and were closed on or before December 31, 2024.

	Multi-Family	Fund V	Mar Vista Investors	VTA Investors[13]
Dollar amount offered		75,000,000	5,725,000	19,500,000
Dollar amount raised (100%)		15,243,000	5,587,518	12,220,800
Organizational expenses			5,264	24,289
Legal Expenses			131,204	33,232
Marketing			12,105	75,829
Other (explain)
Less offering expenses:		164,267	148,573	133,350
Audit & CPA Fees			29,331	32,895
Computer Software			7,818	9,759
Dues			2,326	805
Guarantee Fee
Management Fees			221,469	277,772
Postage			71	-
Taxes			1,402	1,461
Reserves		398,243	262,417	322,692
Percent available for investment		97%	95%	97%
Acquisition costs:
Appraisal fees
Cash for operating			7,874
Insurance				43,059
Interest, Reserves & Property Taxes		15,343	10,817	116,553
Legal Expenses		4,888
Property Expenses
Prorations & Security Deposits
Prepaid items and fees related to purchase of property		100		159,612
Cash down payment		8,889,003	4,077,905	5,355,000
Acquisition fees		613,512	.	467,106
Bank Fees				321
CIP			1,544	2,472,373
Equity Placement Fees				221,500
Loan/Refi				16,147
Roof
Other (explain)		3,490,630	1,544	2,710,342
Total acquisition cost		12,993,246	4,098,140	11,402,402
Percent leverage (mortgage financing divided by total acquisition cost)
Date offering began		2/2/2023	1/3/2022	(1) 7/7/2022 (2) 8/16/2024
Length of offering (in months)		19	6
Months to invest 90% of amount available for investment (measured from beginning of offering)			7

13 VTA Investors has conducted multiple offerings. VTA Investors commenced offering Class A membership interests in VTA Investors in July 2022 and closed the offering in July 2022. VTA Investors commenced offering Class B membership interests in VTA Investors in August 2024 and, as of the date of this Circular, the offering is ongoing. The information presented in this table represents the aggregate information from both offerings.

Table II – Manager Compensation (unaudited)

This table summarizes the compensation the Manager or Sponsor received from the projects closed during the most recent three years as of December 31, 2024.

Type of Compensation	Multi-Family	Fund V	Mar Vista Investors	VTA Investors
Date offering commenced	4/6/2021	2/2/2023	1/3/2022
Dollar amount raised	5,428,340	15,243,000	5,587,518	12,220,800
Amount paid to sponsor from proceeds of offering:
- Underwriting fees
- Acquisition fees		438,227		75,000
- real estate commissions
- advisory fees
- Construction Management Fees
- Financing Fee
- Guarantee Fee
- Management Development Fees
- other (identify and quantify)
Other
Dollar amount of cash generated from operations before deducting payments to sponsor
Amount paid to sponsor from operations:
- Property management fees
- Asset Management Fees	376,876	116,483	221,469	277,772
- Due Diligence Expenses
- Organizational Fees and Expenses
- Reimbursement
- Leasing Commissions
Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	13,051,486
- Note
Amount paid to sponsor from property sales and refinancing:
- Real estate commissions
- Incentive Fees	1,090,601

The respective projects still retain ownership of the properties. At the time of disposition of the properties, the Manager will receive a 1% disposition fee based on the sale of the property.

Table III – Operating Results of Similar Programs

The below tables set forth the operating results of programs with offerings that closed in the past five years.

Table III(a) – Operating Results for Multi-Family

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Gross Revenues	414,476	1,145,141	799,003
Profit on sale of properties			6,767,817
Less: Operating expenses	269,460	247,815	535,102
Interest expense	37,305	39,838	183,385
Depreciation	47,355	46,260	203,986
Net Income — GAAP Basis	60,356	811,228	6,644,347
Taxable Income
— from operations	125,022	229,611	(850,046)
— from gain on sale		2,423,627	2,546,415
- Ordinary Business Income			(529)
- Net RE Income	(127,739)	(146,501)	(1,513,248)
- Interest Income	25,719	92,339	613,555
- Dividends & Dividend Equiv.	227,042	283,773	49,647
- Net LT Capital Gain		2,423,627	2,546,415
- 1231 gain (loss)
Cash generated from operations	(101,584)	(266,994)	(210,835)
Cash generated from sales		705,833	9,606,612
Cash generated from refinancing
Cash generated from operations, sales and refinancing	(101,584)	438,839	9,395,777
Less: Cash distributions to investors
— from operating cash flow
— from sales and refinancing		2,025,402	4,589,830
— from other
Cash generated (deficiency) after cash distributions	(101,584)	(1,586,563)	4,805,947
Less: Special items (not including sales and refinancing) (identify and quantify)		1,090,601
Cash generated (deficiency) after cash distributions and special items	(101,584)	(2,677,164)	4,805,947
Investor Funds Collected	$11,856,060	$11,856,060	$11,856,060
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	(11)	(12)	(128)
— from recapture
Capital gain (loss)		204	215
Cash Distributions to Investors Source (on GAAP basis)		204	215
— Investment income	19	228	219
— Return of capital			215
Source (on cash basis)
— Sales		204
— Refinancing
— Operations
— other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

Table III(b) – Operating Results for Fund V

	Year Ended December 31, 2024	Year Ended December 31, 2023
Gross Revenues	92,787	30,019
Profit on sale of properties
Less: Operating expenses	209,063	112,016
Interest expense	-
Depreciation	14,150	4,555
Net Income — GAAP Basis	(130,426)	(86,552)
Taxable Income
— from operations
— from gain on sale
Cash generated from operations	240,793	324,889
Cash generated from sales
Cash generated from refinancing
Cash generated from operations, sales and refinancing	240,793	324,889
Less: Cash distributions to investors
— from operating cash flow
— from sales and refinancing
— from other
Cash generated (deficiency) after cash distributions	240,793	324,889
Less: Special items (not including sales and refinancing) (identify and quantify)
Cash generated (deficiency) after cash distributions and special items	240,793	324,889
Investor Funds Collected	$15,243,000	$7,072,000
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations
— from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
— Investment income
— Return of capital
Source (on cash basis)
— Sales
— Refinancing
— Operations
— other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

Table III(c) – Operating Results for Mar Vista Investors

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Gross Revenues	26,327	2,823
Profit on sale of properties
Less: Operating expenses	133,528	147,055	45,778
Interest expense
Depreciation	10,570	10,678	8,493
Net Income — GAAP Basis	(117,771)	(154,910)	(54,271)
Taxable Income
— from operations	14,308	(1,290)	(2,381)
— from gain on sale
- Ordinary Business Income
- Net RE Income	(7,536)	(1,290)	(5,204)
- Interest Income	3,976
- Dividends & Dividend Equiv.	17,868		2,823
- Net LT Capital Gain
- 1231 gain (loss)
Cash generated from operations	926,098	268,513	(25,165)
Cash generated from sales
Cash generated from refinancing
Cash generated from operations, sales and refinancing	926,098	268,513	(25,165)
Less: Cash distributions to investors
— from operating cash flow
— from sales and refinancing
— from other
Cash generated (deficiency) after cash distributions	926,098	268,513	(25,165)
Less: Special items (not including sales and refinancing) (identify and quantify)
and quantify)
Cash generated (deficiency) after cash distributions and special items	926,098	268,513	(25,165)
Investor Funds Collected	$5,587,518	$5,587,518	$5,275,000
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	(1)	(0)	(1)
— from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	4		1
— Return of capital
Source (on cash basis)
— Sales
— Refinancing
— Operations
— other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

Table III(d) – Operating Results for VTA Investors

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Gross Revenues		148,284	96,833
Profit on sale of properties
Less: Operating expenses		224,558	73,443
Interest expense			52,721
Depreciation		33,342	9,630
Net Income — GAAP Basis		(109,616)	(38,961)
Taxable Income
— from operations	103,518	(94,839)	(60,311)
— from gain on sale
- Ordinary Business Income			(65,459)
- Net RE Income	71,836	(99,448)	5,148
- Interest Income
- Dividends & Dividend Equiv.	31,682	4,609
- Net LT Capital Gain
- 1231 gain (loss)
Cash generated from operations	116,189	(90,731)	1,076
Cash generated from sales
Cash generated from refinancing
Cash generated from operations, sales and refinancing	116,189	(90,731)	1,076
Less: Cash distributions to investors
— from operating cash flow
— from sales and refinancing
— from other
Cash generated (deficiency) after cash distributions	116,189	(90,731)	1,076
Less: Special items (not including sales and refinancing) (identify and quantify)
Cash generated (deficiency) after cash distributions and special items	116,189	(90,731)	1,076
Investor Funds Collected	$12,220,800	6,415,000	6,105,000
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	6	(16)	(10)
— from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
— Investment income	3	1
— Return of capital
Source (on cash basis)
— Sales
— Refinancing
— Operations
— other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).

Table IV - Results of Completed Programs

Not applicable.

Table V - Sales or Disposals of Properties

None of the Similar Programs have sold properties within the most recent three years, ending December 31, 2024.

Table VI - Acquisition of Properties

This table sets forth all properties acquired by Similar Programs within the most recent three years, ending December 31, 2024.

Fund	Location	Property Type	Date Acquired	Purchase Price	Method of Financing	Total Ownership Interest
Mar Vista Investors Multi-Family	Los Angeles, CA	Multi-Family Development	2/23/2022	$17,082,548	Debt and Equity	48.32 25.89	% %
VTA Investors Multi-Family	Ventura, CA	Multi-Family Development	7/15/2022	$6,000,000	Equity	83.57 16.43	% %
Fund V	San Diego, CA	Multi-Family Development	2/27/2023	$5,717,109	Debt and Equity	80.65%
Fund V	Ventura, CA	Multi-Family Development	6/14/2023	$1,850,000	Equity	95%
Fund V	Ventura, CA	Multi-Family Development	5/29/2024	$5,250,000	Equity	100.00%

PART III

EXHIBIT INDEX

No.	Exhibit Description
2.1	Certificate of Formation of Commune Omni Fund, LLC

2.2	Amended and Restated Operating Agreement of Commune Omni Fund, LLC

4.1	Form of Subscription Agreement

6.1	Amended and Restated Operating Agreement of Commune Omni Fund OC, LLC

6.2	Broker Dealer Agreement

6.3	Transfer Agent Agreement

8.1	Escrow Agreement

11.1	Consent of Artesian CPA, LLC

12.1	Opinion of Kilpatrick Townsend & Stockton LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on July 8, 2025.

COMMUNE OMNI FUND, LLC

By:	Commune Omni Fund Management, LLC, its manager

By:	Commune Capital, LLC, its manager

	By:	/s/ Jerry Sanada
	Name:	Jerry Sanada
	Title:	Co-President and Chief Investment Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

COMMUNE OMNI FUND MANAGEMENT, LLC

By:	Commune Capital, LLC, its manager

By:	/s/ Jerry Sanada
Name:	Jerry Sanada
Title:	Co-President and Chief Investment Officer